Exhibit 4.1
STUDENT TRANSPORTATION INC.
as Issuer
AND
COMPUTERSHARE TRUST COMPANY OF CANADA
as Indenture Trustee
INDENTURE
Dated as of June 7, 2011
providing for the issue of 6.25% Convertible Subordinated
Unsecured Debentures due June 30, 2018

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Interpretation	12
1.3 Accounting Terms	12
1.4 Headings and Table of Contents	12
1.5 Section and Schedule References	12
1.6 Governing Law	13
1.7 Currency	13
1.8 Non-Business Days	13
1.9 Time	13
1.10 Independence of Covenants	13
1.11 Form of Documents Delivered to Indenture Trustee	13
1.12 Acts of Holders	13
1.13 Interest Payments and Calculations	14
1.14 English Language	15
1.15 Successors and Assigns	15
1.16 Severability Clause	15
1.17 Benefits of Indenture	15
1.18 Schedules	15
1.19 Benefits of Indenture through Indenture Trustee	16

ARTICLE 2 THE DEBENTURES	16
2.1 Limit of Issue and Designation of Debentures	16
2.2 Form and Terms of Debentures	16
2.3 Interest	16
2.4 Prescription	17
2.5 Issue of Debentures	17
2.6 Execution	17
2.7 Certification by Indenture Trustee	18
2.8 Registration of Exchanges	18
2.9 Persons Entitled to Payment	19
2.10 Payment of Principal and Interest on Definitive Debentures	19
2.11 Book-Based System	20
2.12 Payments of Principal and Interest for Book-Entry Only Debentures	21
2.13 Rank and Subordination	21
2.14 Register and Transfer	21
2.15 Additional Amount	22
2.16 Cancellation of Debentures	23
2.17 Mutilated, Lost, Stolen or Destroyed Debentures	24
2.18 Access to Lists of Holders	25

ARTICLE 3 REDEMPTION, REPURCHASE AND CANCELLATION OF DEBENTURES	25
3.1 Optional Redemption of Debentures	25
3.2 Partial Redemption of Debentures	25
3.3 Places of Payment	26
3.4 Notice of Redemption	26
3.5 Debentures Due on Redemption Date	26
3.6 Deposit of Redemption Moneys	27
3.7 Right to Repay the Redemption Amount in Common Shares on Redemption	27
3.8 Purchase of Debentures	29

3.9 Repurchase of Debentures upon a Change of Control	29
3.10 Cancellation of Redeemed, Purchased or Repurchased Debentures	33

ARTICLE 4 CONVERSION	33
4.1 Conversion Right	33
4.2 Completion of Conversion	34
4.3 Fractional Shares	35
4.4 Relating to the Issue of Common Shares	35

ARTICLE 5 MATURITY	35
5.1 Payment of Principal and Interest at Maturity	35
5.2 Right to Repay Principal Amount in Common Shares at Maturity	35

ARTICLE 6 ADJUSTMENTS	37
6.1 Adjustment of Conversion Price	37
6.2 Other Adjustment of Conversion Price	41
6.3 Rules Regarding Calculation of Adjustment of Conversion Price	42
6.4 Certificate as to Adjustment	43
6.5 Notice of Special Matters	43
6.6 Notice of Expiry of Conversion Right	43
6.7 Protection of Trustee	43

ARTICLE 7 COMMON SHARE INTEREST PAYMENT ELECTION	44
7.1 Common Share Interest Payment Election	44

ARTICLE 8 SUBORDINATION OF DEBENTURES	46
8.1 Agreement to Subordinate	46
8.2 Order of Payment	47
8.3 Subrogation of Debentures	48
8.4 No Payment to Debentureholders if Event of Default under the Senior Indebtedness	49
8.5 Payment on Debentures Permitted	49
8.6 Authorization of Debentureholders to Trustee to Effect Subordination	49
8.7 Knowledge of Trustee	50
8.8 Trustee May Hold Senior Indebtedness	50
8.9 Rights of Holders of Senior Indebtedness Not Impaired	50
8.10 Altering the Senior Indebtedness	50
8.11 Additional Indebtedness	50
8.12 Right of Debentureholder to Convert Not Impaired	50

ARTICLE 9 COVENANTS OF THE CORPORATION	51
9.1 Payment of Principal, Premium and Interest	51
9.2 Corporate Existence; Books of Account	51
9.3 Compliance Certificate	51
9.4 Notice of Default	51
9.5 Securities Laws	51
9.6 Reporting	52
9.7 Maintain Listings	52
9.8 Performance of Covenants by Indenture Trustee	52
9.9 Payment of Indenture Trustee’s Remuneration	52

ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES	53
10.1 Events of Default and Enforcement	53

10.2 Notice of Event of Default	54
10.3 Waiver of Declaration	54
10.4 Waiver	55
10.5 Other Remedies	55
10.6 Application of Money Collected	55
10.7 Control by Holders	56
10.8 Limitation on Suits	56
10.9 Collection Suit by Indenture Trustee	56
10.10 Indenture Trustee May File Proofs of Claim	56
10.11 Undertaking for Costs	56
10.12 Delay or Omission Not Waiver	57
10.13 Remedies Cumulative	57
10.14 Judgment Against the Corporation	57

ARTICLE 11 SATISFACTION AND DISCHARGE	57
11.1 Non-Presentation of Debentures	57
11.2 Repayment of Unclaimed Moneys or Common Shares	58
11.3 Discharge	58

ARTICLE 12 THE INDENTURE TRUSTEE	58
12.1 Duties of Indenture Trustee	58
12.2 Employ Agents	58
12.3 Reliance on Evidence of Compliance	59
12.4 Provision of Evidence of Compliance to Indenture Trustee	59
12.5 Contents of Evidence of Compliance	59
12.6 Advice of Experts	60
12.7 Indenture Trustee May Deal in Debentures	60
12.8 Conditions Precedent to Indenture Trustee’s Obligation to Act	60
12.9 Indenture Trustee Not Required to Give Security	61
12.10 Resignation or Removal of Indenture Trustee; Conflict of Interest	61
12.11 Authority to Carry on Business; Resignation	62
12.12 Protection of Indenture Trustee	62
12.13 Additional Representations and Warranties of Indenture Trustee	64
12.14 Third Party Interests	64
12.15 Indenture Trustee Not Bound to Act	64
12.16 Compliance with Privacy Laws	64

ARTICLE 13 MEETINGS OF DEBENTUREHOLDERS	65
13.1 Purposes for Which Meetings May be Called	65
13.2 Call, Notice and Place of Meetings	65
13.3 Proxies	65
13.4 Persons Entitled to Vote at Meetings	66
13.5 Quorum; Action	66
13.6 Determination of Voting Rights; Chairman; Conduct and Adjournment of Meetings	67
13.7 Counting Votes and Recording Action of Meetings	67
13.8 Instruments in Writing	68
13.9 Holdings by the Corporation Disregarded	68
13.10 No Consent	68

ARTICLE 14 AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE	68
14.1 Amalgamation and Consolidations of Corporation and Conveyances Permitted Subject to Certain Conditions	68

14.2 Rights and Duties of Successor Corporation	69
14.3 Officer’s Certificate and Opinion of Counsel	69

ARTICLE 15 COMPULSORY ACQUISITION	69
15.1 Definitions	69
15.2 Offer for Debentures	70
15.3 Offerer’s Notice to Dissenting Debentureholders	70
15.4 Delivery of Debenture Certificates	71
15.5 Payment of Consideration to Trustee	71
15.6 Consideration to be held in Trust	71
15.7 Completion of Transfer of Debentures to Offeror	71
15.8 Communication of Offer to the Corporation	72

ARTICLE 16 NOTICES	72
16.1 Notice to Corporation	72
16.2 Notice to Holders	72
16.3 Notice to Indenture Trustee	73

ARTICLE 17 SUPPLEMENTAL INDENTURES AND AMENDMENTS	73
17.1 Supplemental Indentures	73
17.2 Execution of Supplemental Indentures	75
17.3 Effect of Supplemental Indentures	76
17.4 Reference in Debentures to Supplemental Indentures	76
17.5 Prior Approval of Recognized Stock Exchange	76

ARTICLE 18 MISCELLANEOUS PROVISIONS	76
18.1 Acceptance of Trusts	76
18.2 Protection of Trustee	76
18.3 Force Majeure	76
18.4 Rights of Rescission	77
18.5 Counterparts and Formal Date	77
SCHEDULE “A” FORM OF DEBENTURE
SCHEDULE “B” FORM OF REDEMPTION NOTICE
SCHEDULE “C-1” FORM OF CONVERSION NOTICE
SCHEDULE “C-2” FORM OF MATURITY NOTICE

THIS INDENTURE dated as of June 7, 2011,
BETWEEN:
STUDENT TRANSPORTATION INC., an Ontario corporation having its registered office at 160 Saunders Road, Unit 6, Barrie, Ontario L4N 9A4, and herein represented by its undersigned legal representatives
(the “Corporation”)
AND:
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada
(the “Indenture Trustee”)
WHEREAS:
A.	The Corporation desires to provide for the creation and issue of Convertible Subordinated Unsecured Debentures with the designation of “6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018” (the “Debentures”), all upon the terms and conditions set forth in this Indenture (as hereinafter defined);

B.	All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Indenture by the Corporation, to make the same effective and binding upon the Corporation, and to make the Debentures, when certified by the Indenture Trustee and issued as provided in this Indenture, valid, binding and legal obligations of the Corporation with the benefit and subject to the terms of this Indenture;

C.	All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the issuance of the Common Shares (as hereinafter defined) that may be issued upon conversion, redemption or maturity of the Debentures; and

D.	The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Indenture Trustee;
NOW, THEREFORE, THIS INDENTURE WITNESSES, and it is hereby agreed and declared, as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:
“1933 Act” means the United States Securities Act of 1933, as amended from time to time;
“90% Redemption Right” has the meaning ascribed thereto in section 3.9(b);

“90% Redemption Right Notice” has the meaning ascribed thereto in section 3.9(b);
“Acceptance Notice” has the meaning ascribed thereto in section 3.9(a)(ii)(C);
“Act” or “Act of Holder(s)”, when used with respect to any Holder(s), shall have the meaning specified in section 1.12(a);
“Additional Amounts” has the meaning ascribed thereto in section 2.15(a);
“Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended from time to time;
“Agent” means a Person appointed to act on behalf of another Person;
“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;
“Applicable Securities Law” means any Applicable Law in any jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction;
“Applicants” has the meaning ascribed thereto in section 2.18(b);
“Base Share” has the meaning ascribed thereto in section 3.9(e)(ii);
“Beneficial Holder” means a Person being the beneficial owner of a Debenture, as shown on a list maintained by a Participant or the Depository;
“Board of Directors” means either the Board of Directors of the Corporation, or any committee of that board duly authorized to make a decision on the matter in question;
“Board Resolution” means a copy of a resolution certified by the Chairman, Chief Executive Officer, Chief Financial Officer or any Vice-President or the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect and unamended on the date of such certification;
“Book-Based System” means, in relation to the Global Debenture, the debt clearing, record entry, transfer and pledge systems and services established and operated by or on behalf of the Depository for the Debentures (including where applicable pursuant to one or more agreements between such Depository and its Participants establishing the rules and procedures for such systems and services) or any successor systems or services thereof;
“Book-Entry Only Debentures” means Debentures issued pursuant to the Book-Based System of the Depository;
“Business Day” means any day of the week, other than Saturday, Sunday or a statutory holiday in the Province of Ontario, on which banking institutions are open for business in the City of Toronto, Province of Ontario;

“Canadian generally accepted accounting principles” means generally accepted accounting principles established from time to time by the Canadian Institute of Chartered Accountants;
“Canadian Government Obligations” means securities that are (i) direct obligations of Canada for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada, the payment of which is unconditionally guaranteed as a full faith and credit obligation by Canada, and shall also include a depository receipt issued by a bank or trust corporation as custodian with respect to any such Canadian Government Obligation or a specific payment of interest on or principal of any such Canadian Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount removed by the custodian in respect of the Canadian Government Obligation or the specific payment of interest on or principal of the Canadian Government Obligation evidenced by such depository receipt;
“Capital Reorganization” has the meaning ascribed thereto in section 6.1(e);
“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with Canadian generally accepted accounting principles;
“Cash Change of Control” means a Change of Control in which 10% or more of the consideration for the Common Shares in the transaction(s) constituting a Change of Control consists of: (a) cash, (b) trust units, limited partnership units or other participating securities of a trust, limited partnership or similar entity, (c) equity securities that are not traded or intended to be traded immediately following such transaction(s) on a stock exchange, or (d) other property that is not traded or intended to be traded immediately follow such transaction(s) on a stock exchange;
“Cash Change of Control Conversion Period” has the meaning ascribed thereto in section 3.9(e)(i);
“Cash Change of Control Conversion Price” has the meaning ascribed thereto in section 3.9(e)(i);
“CDS” means CDS Clearing and Depository Services Inc., together with its successors from time to time;
“Certificate of the Corporation” means a certificate signed by a Responsible Officer of the Corporation;
“Change of Control” means the acquisition by any Person, or group of Persons acting jointly or in concert within the meaning of the Securities Act (Ontario), of voting control or direction over an aggregate of 66 2/3% or more of the outstanding Common Shares and securities convertible into or carrying the right to acquire Common Shares (other than an internal reorganization or any transaction pursuant to which holders of Common Shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 66 2/3% or more of the voting rights attaching to outstanding Common Shares and securities convertible into or carrying the right to acquire Common Shares immediately after the transaction);
“Common Shares” means the common shares in the capital of the Corporation;
“Common Share Bid Request” means a request for bids to purchase Common Shares (to be issued by the Corporation on the Common Share Delivery Date) made by the Indenture Trustee in accordance with the Common Share Interest Payment Election Notice;

“Common Share Delivery Date” means a date, not more than 90 days and not less than seven Business Days prior to the applicable Interest Payment Date, upon which Common Shares are issued by the Corporation and delivered to the Indenture Trustee for sale pursuant to Common Share Purchase Agreements;
“Common Share Interest Payment Election” means an election by the Corporation to issue and deliver Common Shares to the Indenture Trustee for sale in the open market or pursuant to acceptable bids obtained pursuant to the Common Share Bid Requests in order to satisfy all or a part of an Interest Obligation in the manner described in the Common Share Interest Payment Election Notice;
“Common Share Interest Payment Election Amount” means the aggregate net proceeds resulting from the sale of Common Shares on or about the Common Share Delivery Date on the open market or pursuant to acceptable bids obtained pursuant to the Common Share Bid Requests;
“Common Share Interest Payment Election Notice” means a written notice made by the Corporation to the Indenture Trustee specifying:
(a)	the Interest Obligation to which the election relates;
(b)	the amount of proceeds which the Corporation wishes to raise;
(c)	the investment banks, brokers or dealers through which the Indenture Trustee shall seek bids to purchase the Common Shares and the conditions of such bids, which may include the minimum number of Common Shares, minimum price per Common Share, timing for closing for bids and such other matters as the Corporation may specify; and
(d)	that the Indenture Trustee shall either sell on the open market or solicit and accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;
“Common Share Proceeds Investment” has the meaning ascribed thereto in section 7.1(i);
“Common Share Purchase Agreement” means an agreement in customary form among the Corporation, the Indenture Trustee and the Persons making acceptable bids pursuant to a Common Share Bid Request, which complies with all Applicable Laws and the rules and regulations of any Recognized Stock Exchange;
“Common Share Reorganization” has the meaning ascribed thereto in section 6.1(a);
“Conversion Date” has the meaning ascribed thereto in section 4.1(b);
“Conversion Notice” has the meaning ascribed thereto in section 4.1(b);
“Conversion Number” means, as of the applicable Conversion Date, the number obtained when dividing $1,000 principal amount of Debentures by the Conversion Price, and rounding to four decimal places;
“Conversion Price” means $9.50 per Common Share, subject to adjustment from time to time pursuant to section 3.9, section 4.3 or Article 6;
“Conversion Value” means, for each $1,000 principal amount of Debentures, the amount equal to the Conversion Number multiplied by the Current Market Price;

“Corporate Trust Office” means the principal office or offices of the Indenture Trustee in the City of Toronto, Province of Ontario, at which at any particular time its corporate trust business shall be administered;
“Corporation” means Student Transportation Inc. until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Corporation” shall mean such successor corporation;
“Counsel” means, in the case of Counsel to the Indenture Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Indenture Trustee (who may, except as otherwise expressly provided in this Indenture, also be Counsel to the Corporation) and, in the case of Counsel to the Corporation, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Corporation;
“Current Market Price” means, in respect of the Common Shares on any Date of Determination, except as otherwise provided, an amount equal to the Weighted Average Trading Price of the Common Shares on the NASDAQ, or if the Common Shares are not listed on the NASDAQ, the TSX, or if the Common Shares are not listed on the NASDAQ or the TSX, on another Recognized Stock Exchange, for 20 consecutive Trading Days ending five Trading Days prior to such Date of Determination, provided that if the Common Shares are not listed on the TSX and are listed on more than one Recognized Stock Exchange, the Current Market Price shall be calculated on the Recognized Stock Exchange on which the volume of transactions on the Common Shares was the highest during such 20 consecutive Trading Days, or if the Common Shares are not listed on any Recognized Stock Exchange, then on the over-the-counter market;
“Date of Determination” means, as applicable, the Conversion Date, the Redemption Date, the Payment Date or the Maturity Date;
“Debentureholder(s)” or “Holder(s)” means the registered holder(s) of Debentures for the time being, and including, for greater certainty, in the case of any Global Debenture, the Depository or its nominee in whose name such registered Global Debenture is registered, as the case may be;
“Debentures” means the 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 issued under this Indenture and certified pursuant to this Indenture;
“Definitive Debentures” means Debentures in the form of individual certificates in definitive fully registered form issued pursuant to section 2.2 and substantially in the form of Schedule “A”;
“Depository” means, in respect of the Book-Entry Only Debentures, CDS and includes any successor corporation or any other depository subsequently appointed by the Corporation as the depository in respect of Book-Entry Only Debentures;
“Dividends Paid in the Ordinary Course” means dividends paid on the Common Shares in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, or (iii) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referred to in paragraphs 6.1(a)(iii)), in each case to the extent that the amount or value of such dividends paid in such financial year does not exceed the greater of:
(a)	in the aggregate, the greater of:
(i)	150% of the aggregate amount or value of dividends paid by the Corporation on the Common Shares in its immediately preceding financial year; and

(ii)	100% of the consolidated net income of the Corporation (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with the Common Shares with respect to the payment of dividends) for its immediately preceding financial year, determined in accordance with Canadian generally accepted accounting principles, and
(b)	on a per share basis, 150% of the amount or value of dividends paid by the Corporation per Common Share in its immediately preceding financial year;
and for the purpose of the foregoing where any dividend is paid otherwise than in cash, any securities so distributed by way of dividend shall be valued at the Fair Market Value of such securities;
“Effective Date” has the meaning ascribed thereto in section 3.9(e)(i);
“Excluded Holder” has the meaning ascribed thereto in section 2.15(a);
“Expiry Date” has the meaning ascribed thereto in section 3.9(a)(ii)(B);
“Expiry Time” has the meaning ascribed thereto in section 3.9(a)(ii)(B);
“Event of Default” means any of the events identified in section 10.1 as being an Event of Default;
“Extraordinary Resolution” means a resolution at a meeting of Debentureholders duly convened and held in accordance with the provisions of Article 13 passed by the favourable votes of the Holders of not less than 66 2/3% of the principal amount of Outstanding Debentures represented in person or by proxy at such meeting or a resolution signed in the manner contemplated by section 13.8;
“Fair Market Value” means, as at any date:
(a)	with respect to a security listed and posted for trading on a stock exchange, the Weighted Average Trading Price of such security on such stock exchange for the 20 consecutive Trading Days immediately preceding such date on the stock exchange on which the greatest volume of trading in the security occurred during such 20 Trading Day period;
(b)	with respect to a security not listed and posted for trading on a stock exchange but traded in an over-the-counter market, the Weighted Average Trading Price of such security on such over-the-counter market for the 20 consecutive Trading Days immediately preceding such date;
(c)	with respect to a security not listed and posted for trading on a stock exchange and not traded in an over-the-counter market, the fair market value thereof at such date as determined by the Board of Directors; or
(d)	for any other security or property, the fair market value thereof at such date as determined by the Board of Directors or an Independent Member of the Investment Dealers Association of Canada selected from time to time by the Board of Directors for such purpose;
“Freely Tradeable” means, in respect of shares of any class in the capital of any corporation, shares which (i) are issuable by a corporation without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Laws and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) or constitutes an exempt distribution under Applicable Securities Laws; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Laws, such as hold periods, except in the case of a “control distribution” as defined under Applicable Securities Laws;
“Global Debenture(s)” has the meaning ascribed thereto in section 2.11(a);
“Governmental Authority” means, when used with respect to any Person, property, transaction, event or other matter, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions, Recognized Stock Exchange, or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country to which such Person, property, transaction, event or other matter, is subject, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to manage or hedge fluctuations in currency exchange, interest rates or commodity prices;
“Incur” means issue, assume, guarantee, incur or otherwise become liable for and “Incurred” or “Incurrence” will have a corresponding meaning; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary;
“Indebtedness” means, with respect to any Person: (a) the principal of any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred and Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, or (iv) in respect of Capitalized Lease Obligations; (b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Security on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided, further, that any obligation of the Corporation in respect of account credits or participants under any employee, director or officer compensation plan will be deemed not to constitute Indebtedness;
“Indenture” means or refers to this Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto;
“Indenture Trustee” means Computershare Trust Company of Canada until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Indenture Trustee” shall mean or include each Person who is then an Indenture Trustee hereunder;

“Independent Member of the Investment Dealers Association of Canada” means a member firm of the Investment Dealers Association of Canada that, in the determination of the Board of Directors acting reasonably, is independent of the Corporation and the issuer of any securities that are the subject matter of the engagement, having regard to, among other things, the considerations set out in National Instrument 33-105 Underwriting Conflicts or any successor instrument;
“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;
“Interest Period” has the meaning ascribed thereto in section 2.3;
“Interest Payment Date” means June 30 and December 31 in each year until all interest has been paid, the first Interest Payment Date being December 31, 2011 and the last Interest Payment Date being June 30, 2018;
“Issue Date” means the date on which the Debentures are issued by the Corporation pursuant to this Indenture;
“Make Whole Premium Shares” has the meaning ascribed thereto in section 3.9(e)(ii);
“Maturity” means the date on which principal becomes due and payable under the Debentures;
“Maturity Date” means June 30, 2018 or such other date on which the Debentures become due and payable;
“Maturity Notice” has the meaning attributed thereto in section 5.2(a);
“NASDAQ” means the NASDAQ Stock Market;
“Notice” means any notice, document or other communication required or permitted to be given under this Indenture;
“Offering Document” means, with respect to the Debentures, the prospectus or similar disclosure document prepared by or on behalf of the Corporation for delivery to purchasers, or prospective purchasers, of the Debentures or any part of the Debentures in connection with the initial sale of the Debentures;
“Offer to Purchase” has the meaning ascribed thereto in section 3.9(a)(i);
“Offer Price” has the meaning ascribed thereto in section 3.9(a)(i);
“Office” or “Agency” means an office or agency of the Corporation, the Indenture Trustee, the Transfer Agent or the paying agent, as the case may be, maintained or designated in the Place of Payment pursuant to this Indenture or any other office or agency of the Corporation, the Indenture Trustee, the Registrar or the paying agent, as the case may be, maintained or designated pursuant to this Indenture;
“Officer’s Certificate” means a written certificate signed by any Responsible Officer of the Corporation, and delivered to the Indenture Trustee;
“Opinion of Counsel” means a written opinion addressed to the Indenture Trustee (among other addressees) by Counsel who shall be reasonably satisfactory to the Indenture Trustee;

“Outstanding” means, when used with respect to Debentures, as of the Date of Determination, all Debentures theretofore certified and delivered by the Indenture Trustee under this Indenture, except:
(a)	Debentures theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b)	Debentures for whose payment, purchase, repurchase or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee under gratuitous deposit or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent) for the Holders of such Debentures; provided, however, that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and
(c)	Debentures that have been surrendered to the Indenture Trustee pursuant to section 2.16 or in exchange for or in lieu of which other Debentures have been certified and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Corporation;
provided, however, that in determining whether the Holders of the requisite principal amount of Debentures then Outstanding have taken any Act of Holders hereunder, Debentures owned by the Corporation or any Affiliate of the Corporation shall be disregarded and deemed not to be then Outstanding; provided further that, in determining whether the Indenture Trustee shall be protected in acting and relying upon such Act of Holders, only Debentures of which the Indenture Trustee has actual notice that they are so owned shall be so disregarded; and provided further that Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Debentures and that the pledgee is not the Corporation or any Affiliate of the Corporation and a Holder that has become an Affiliate of the Corporation as a result of it or one or more of its Affiliates having converted some or all of its Debentures into Common Shares shall not be considered an Affiliate of the Corporation for the purposes of this determination;
“Participant” means, in relation to a Depository, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depository or its nominee holds Debentures pursuant to a Book-Based System operated by such Depository;
“Payment Date” has the meaning ascribed thereto in section 3.9(a)(ii)(E);
“Person” means any natural person, corporation, firm, partnership, joint venture, trustee, executor, liquidator of a succession, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or Governmental Authority and pronouns relating thereto have a similar extended meaning;
“Place of Payment” shall mean the place or places where the principal of and any premium, if any, interest and other amounts on Debentures are payable;
“Proceeding” shall mean any suit, action or other judicial or administrative proceeding;
“Property” shall mean any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including, without limitation, any right to receive income;

“Property Account” means a segregated trust account with a “financial institution” as that term is defined in the Bank Act (Canada);
“Recognized Stock Exchange” means the NASDAQ or, if the Common Shares are not listed on the NASDAQ, the TSX, or if the Common Shares are not listed on the NASDAQ or the TSX, any other stock exchange on which the Common Shares or the Debentures are then listed and posted for trading;
“Redemption Amount” has the meaning ascribed thereto in section 3.1(a);
“Redemption Date” means the later of (i) July 1, 2014 and (ii) the date selected by the Corporation for redemption pursuant to section 3.1;
“Redemption Notice” has the meaning ascribed thereto in section 3.4;
“Redemption Price” means, when used with respect to any Debenture to be redeemed, the price at which it is to be redeemed;
“Regular Interest Record Date” means, with respect to an Interest Payment Date, the date determined as the record date for the determination of the Holders to which interest on Debentures is payable on such Interest Payment Date, which date shall be the 15th Business Day of the month immediately preceding the month in which such Interest Payment Date occurs for Definitive Debentures;
“Responsible Officer of the Corporation” means the Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any Vice-President, the Secretary, any Assistant Secretary, or any other officer of the Corporation customarily performing functions similar to those performed by any of the above designated officers;
“Rights Period” and “Rights Offering” have the meanings ascribed thereto in section 6.1(b);
“Rights Offering Price” has the meaning ascribed thereto in section 6.1(f);
“Security” means any mortgage, pledge, hypothec, lien, security interest, charge or other encumbrance of any kind;
“Senior Indebtedness” means all Indebtedness of the Corporation, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, all Hedging Obligations and all obligations in respect of cash management services, in each case, whether outstanding on the date hereof or hereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Debentures; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Corporation to any Subsidiary of the Corporation, or of such Subsidiary to the Corporation or any other Subsidiary of the Corporation, (b) any liability for federal, state, provincial, local or other taxes owed or owing by the Corporation, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (d) any obligations with respect to any capital stock, and (e) all other present and future subordinated and unsecured Indebtedness of the Corporation;
“Share Redemption Right” has the meaning ascribed thereto in section 3.7(a);

“Share Repayment Right” has the meaning ascribed thereto in section 5.2(a);
“Special Distribution” has the meaning ascribed thereto in section 6.1(d);
“Stated Maturity” shall mean, with respect to any principal of or accrued interest on a Debenture, the fixed date or dates specified on which such principal or interest is due and payable;
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which 50% or more of the total voting securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which 50% or more of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and such Person owns or controls, directly or indirectly, 50% or more of the total equity and voting rights of the general partner of such entity;
“Successor Corporation” shall have the meaning ascribed thereto in section 14.1(a);
“Supplemental Indenture” shall have the meaning ascribed thereto in section 17.1(a);
“Taxes” has the meaning ascribed thereto in section 2.15;
“Trading Day” means, with respect to any Recognized Stock Exchange or any other market for securities, any day on which such exchange or market is open for trading or quotation;
“Transfer Agent” shall mean Computershare Investor Services Inc. or other Person or Persons appointed as the transfer agent for the Common Shares and the Debentures, in such capacity, together with such Person’s or Persons’ successor from time to time in such capacity;
“TSX” means the Toronto Stock Exchange;
“United States” has the meaning ascribed thereto in Regulation S under the 1933 Act;
“US Dollar” or “$” means the lawful currency of the United States;
“Voting Shares” means a share conferring a right to vote in all circumstances or by reason of an event which occurred or is occurring, and includes a security convertible into such a share, as well as an option or a right which may be exercised to acquire such a share or security and in particular the Common Shares of the Corporation;
“Weighted Average Trading Price” means, with respect to any security on a stock exchange or quotation service during a specified period, the quotient obtained by dividing (i) the aggregate sale price of all such securities sold on such stock exchange or quotation service during such period by (ii) the total number of such securities sold on such stock exchange or quotation service during such period, as determined from time to time by the Board of Directors, or upon request of the Board of Directors, as determined by an Independent Member of the Investment Dealers Association of Canada for such purpose;

“Wholly-Owned Subsidiary” means any corporation of which the Corporation beneficially owns, directly or indirectly, all the Voting Shares and equity shares and a corporation shall be deemed to beneficially own Voting Shares and equity shares beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely;
“Written Order” or “Written Request” means a written order or request, respectively, signed in the name of the Corporation by a Responsible Officer or director of the Corporation;
and all other terms which are used herein but not otherwise defined herein, and that are defined in the Securities Act (Ontario), either directly or by reference therein, shall have the meanings assigned to them therein.
1.2 Interpretation
(a)	Words importing the singular number shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.
(b)	The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection, paragraph, clause or other part of this Indenture.
(c)	Except as otherwise provided herein, any reference in this Indenture to any act, statute, regulation, policy statement, instrument, agreement, or section hereof shall be deemed to be a reference to such act, statute, regulation, policy statement, instrument, agreement or section thereof as amended, re-enacted or replaced from time to time.
1.3 Accounting Terms
As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under Canadian generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture, or in any such certificate or other document are inconsistent with the meanings of such terms under Canadian generally accepted accounting principles, the definitions contained in this Indenture, or in any such certificate or other document shall prevail.
1.4 Headings and Table of Contents
The division of this Indenture, or any related document, into articles, sections, subsections, paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or any such related document.
1.5 Section and Schedule References
Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules of or to this Indenture.

1.6 Governing Law
This Indenture and each Debenture issued hereunder shall be governed by, and construed with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.
1.7 Currency
Unless expressly provided to the contrary in this Indenture or in any Debenture, all monetary amounts in this Indenture or in such Debenture refer to US Dollars.
1.8 Non-Business Days
Unless expressly provided to the contrary in this Indenture or in any Debenture, whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.
1.9 Time
Unless otherwise expressly stated in this Indenture or in any Debenture, all references to a time will mean Eastern Standard Time. Time shall be of the essence in this Indenture.
1.10 Independence of Covenants
Each covenant contained in this Indenture shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.
1.11 Form of Documents Delivered to Indenture Trustee
(a)	In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b)	Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
1.12 Acts of Holders
(a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Debentureholders voting in favour thereof, either in person or by proxies duly appointed in writing, at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 13, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such requisite instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” or the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to section 12.1, conclusive in favour of the Indenture Trustee and the Corporation, if made in the manner provided in this section 1.12. The record of any meeting of Debentureholders shall be provided in the manner specified in section 13.7.
(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity, other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any manner that the Indenture Trustee deems sufficient.
(c)	If the Corporation or the Indenture Trustee shall solicit from the Debentureholders any Act, the Corporation or the Indenture Trustee, as the case may be, may, at its option, fix in advance a record date for the determination of Debentureholders entitled to take such Act, but the Corporation or the Indenture Trustee, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the Corporation’s or the Indenture Trustee’s discretion, as the case may be, provided that such record date shall be fixed on a date not more than 60 days prior to the Act. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Debentureholders of record at the close of business on such record date shall be deemed to be Debentureholders for the purpose of determining whether Holders of the requisite proportion of Debentures Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debentures Outstanding shall be computed as of such record date.
(d)	Any Act of the Holder of any Debenture shall bind every future holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Indenture Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debenture.
1.13 Interest Payments and Calculations
(a)	All interest payments to be made under this Indenture or any Debenture shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after Maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and, to the extent permitted by Applicable Law, interest will accrue on overdue interest. For the avoidance of doubt, interest on the Debentures shall be calculated as simple interest and shall not compound (other than on overdue interest).

(b)	For the purposes of the Interest Act (Canada), if in this Indenture or in any Debenture a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by 360 days.
(c)	The rate of interest stipulated in this Indenture or in any Debenture will be calculated using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.
(d)	In calculating interest under this Indenture or under a Debenture for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.
1.14 English Language
The Corporation, the Indenture Trustee and, by their acceptance of Debentures and the benefits of this Indenture, the Holders acknowledge that this Indenture, each Debenture and each document related hereto and thereto has been drawn up in English at the express will of such Persons.
1.15 Successors and Assigns
All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether expressed or not.
1.16 Severability Clause
If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
1.17 Benefits of Indenture
Nothing in this Indenture and in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, any Person maintaining the record of the Debentureholders pursuant to section 2.14, Transfer Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
1.18 Schedules
The following Schedules form part of this Indenture:

Schedule “A”	—	Form of Debenture
Schedule “B”	—	Form of Redemption Notice
Schedule “C-1”	—	Form of Conversion Notice
Schedule “C-2”	—	Form of Maturity Notice

1.19 Benefits of Indenture through Indenture Trustee
For greater certainty, this Indenture is being entered into with the Indenture Trustee for the benefit of the Holders and the Indenture Trustee declares that it holds all rights, benefits and interests of this Indenture on behalf of and as the person holding the power of attorney of, the Holders and each such person who becomes a Holder of the Debentures from time to time.
ARTICLE 2
THE DEBENTURES
2.1 Limit of Issue and Designation of Debentures
The Debentures authorized to be issued hereunder shall consist of, and be limited to no more than $60,000,000 aggregate principal amount and shall be designated as “6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018”.
2.2 Form and Terms of Debentures
(a)	The Debentures shall be dated as of the Issue Date. The Debentures shall bear interest from and including the Issue Date at the rate of 6.25% per annum (after as well as before Maturity, default and judgment, with interest on overdue interest at the said rate), payable in equal semi-annual instalments in arrears on each Interest Payment Date subject to section 2.3, and the Debentures shall mature on the Maturity Date (unless redeemed or repurchased in accordance with this Indenture).
(b)	Subject to the Share Redemption Right pursuant to section 3.7(a) and the Share Repayment Right pursuant to section 5.2(a), the principal of the Debentures will be payable on the Maturity Date in lawful money of the United States against surrender thereof by the Holder at the Corporate Trust Office or at such place or places as may be designated by the Corporation for that purpose.
(c)	The Debentures shall be issued as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 or as a Global Debenture, shall be redeemable as provided for in Article 3 and shall be convertible as provided for in Article 4.
(d)	The Debentures and the certificate of the Indenture Trustee endorsed thereon shall be substantially in the form set forth in Schedule “A” hereto, provided that if a Debenture is issued as a Global Debenture in accordance with section 2.11, it shall have appended thereto a principal amount grid in the form of Schedule “A” to the form of Debenture attached as Schedule “A” hereto which shall be appropriately adjusted at such times as Debentures are converted, redeemed or repurchased in accordance with the terms hereof.
2.3 Interest
Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest from and including the Issue Date or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the Debentures then Outstanding, whichever shall be the later, to but excluding the earlier of:
(a)	the following Interest Payment Date;
(b)	if called for redemption pursuant to section 3.1, the Redemption Date;

(c)	if purchased in accordance with section 3.8, the date of payment;
(d)	if repurchased in accordance with section 3.9, the Payment Date;
(e)	if converted in accordance with section 4.1, the Conversion Date; and
(f)	the Maturity Date,
as the case may be (the “Interest Period”); unless such payment is improperly withheld or refused, upon due presentation and surrender thereof for payment on or after the appropriate date. The first Interest Payment Date shall be on December 31, 2011 and the interest payment payable on such Interest Payment Date will amount to $35.24 per $1,000 principal amount of Debenture. Each subsequent payment on an Interest Payment Date will amount to $31.25 per $1,000 principal amount of Debenture. The interest payable per $1,000 principal amount of Debentures in respect of an Interest Period other than an Interest Period that ends on an Interest Payment Date shall be calculated by multiplying $1,000 by the interest rate of 6.25% per annum, dividing the product so obtained by 360 days and multiplying the quotient by the actual number of days in the said Interest Period.
2.4 Prescription
The right of the Debentureholders to exercise their rights under this Indenture shall become void unless the Debentures are presented for payment within a period of three years from the Maturity Date, after which payment thereof shall be governed by the provisions of Article 11 hereof. The Corporation shall have satisfied its obligations under the Debentures upon remittance to the Indenture Trustee for the account of the Debentureholders, upon redemption, repurchase, conversion or at the Maturity Date, of any and all consideration due hereunder in cash or by the delivery of Freely Tradeable Common Shares, subject to and in accordance with the provisions of this Indenture, and such remittance shall for all purposes be deemed a payment to the Debentureholders, and thereafter, such Debentures shall not be considered as Outstanding and the Debentureholders shall have no right, except to receive payment out of the moneys so paid and deposited or Freely Tradeable Common Shares deposited upon surrender of their Debentures.
2.5 Issue of Debentures
Debentures in such aggregate principal amounts as the Board of Directors shall determine and in lawful money of the United States shall be executed by the Corporation from time to time and, forthwith after such execution, shall be delivered to the Indenture Trustee and shall be certified by the Indenture Trustee and delivered to the Corporation in accordance with the terms of section 2.7. Other than as contemplated by section 2.8(b), the Indenture Trustee shall receive no consideration for the certification of Debentures.
2.6 Execution
(a)	The Debentures shall be executed on behalf of the Corporation by any two Responsible Officers of the Corporation. The signature of any of these officers on the Debentures may be manual or facsimile. Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures.
(b)	If Debentures are issued as Definitive Debentures, the Corporation shall provide to the Indenture Trustee a supply of certificates to evidence such Definitive Debentures in such form, in such amounts, bearing such distinguishing letters and numbers, and as at such times as are necessary to enable the Indenture Trustee to fulfil its responsibilities under this Indenture.
2.7 Certification by Indenture Trustee
(a)	At any time and from time to time after the execution and delivery of this Indenture and in accordance within the terms hereof, the Corporation may deliver Debentures executed on behalf of the Corporation to the Indenture Trustee for certification, pursuant to a Written Order applicable thereto and evidence of compliance, if requested by the Indenture Trustee, in accordance with section 12.4 and Applicable Law. Upon receipt by the Indenture Trustee of a Written Order applicable to such Debentures and such evidence of compliance, the Indenture Trustee shall certify and deliver such Debentures in the manner specified in such Written Order, without receiving any consideration for such certification and delivery.
(b)	No Holder shall be entitled to any right or benefit under this Indenture with respect to a Debenture, and such Debenture shall not be valid or binding for any purpose, unless such Debenture has been certified by the Indenture Trustee, as evidenced by the manual signature of an authorized officer of the Indenture Trustee. Such certification upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been issued under this Indenture.
(c)	Debentures bearing the manual signature of an individual who was, at the time that such signature was affixed, an authorized signing officer of the Indenture Trustee, shall be valid and binding on the Indenture Trustee notwithstanding that such individual ceased to be an authorized signing officer of the Indenture Trustee prior to the delivery of such Debentures.
(d)	The certification by the Indenture Trustee on the Debentures shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or of the Debentures (except in respect of the due certification thereof and any other warranties implied by law) or as to the performance by the Corporation of its obligations under this Indenture and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.
2.8 Registration of Exchanges
(a)	Debentures may be exchanged for one or more Debentures in an equal aggregate principal amount upon surrender of the Debentures to be exchanged at the specified office of the Indenture Trustee; provided, however, that each Debenture issued in exchange for such original Debenture shall have a principal amount in an authorized denomination as provided for herein.
(b)	The Indenture Trustee may make a charge to reimburse itself for any stamp taxes or governmental charges required to be paid and a reasonable charge for their services and a reasonable sum per Debenture created and issued upon any exchange or transfer of Debentures effected by them. Payment of such charges will be made by the Person requesting the exchange or transfer as a condition precedent to such exchange or transfer.

2.9 Persons Entitled to Payment
(a)	Prior to due presentment for registration of transfer of any Debenture, the Corporation, the Indenture Trustee and any other Person, as the case may be, may treat the Person, as the case may be, in whose name any Debenture is registered in the applicable register (including in the case of a Global Debenture, the Depository or the nominee of such Depository in whose name such Global Debenture is registered) as the absolute and sole owner of such Debenture for all purposes including receiving payment of the principal of, and any premium, if any, interest or other amount on such Debenture, receiving any notice to be given to the Holder of such Debenture, and taking any Act of Holders with respect to such Debenture, whether or not any payment with respect to such Debenture shall be overdue, and none of the Corporation, the Indenture Trustee or any other Person, as the case may be, shall be affected by notice to the contrary.

(b)	Delivery of a Debenture to the Indenture Trustee by or on behalf of the Holder thereof shall, upon payment of such Debenture, be a valid discharge to the Corporation of all obligations evidenced by such Debenture. None of the Corporation, the Indenture Trustee or any other Person shall be bound to inquire into the title of any such Holder.

(c)	In the case of the death of one or more joint registered Holders of a Debenture, the principal of, and premium, if any, interest and any other amounts on such Debenture may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debenture, shall constitute a valid discharge to the Corporation and the Indenture Trustee.
2.10 Payment of Principal and Interest on Definitive Debentures
(a)	Subject to early redemption, repurchase or conversion pursuant to the terms hereof, as payments in respect of interest on the Definitive Debentures become due, interest payable on the Definitive Debentures on an Interest Payment Date will be payable by the Corporation to the Holders thereof in whose names the Debentures are registered at the close of business on the Regular Interest Record Date with respect to the applicable Interest Payment Date. No later than 12:00 p.m. on the day that is three Business Days preceding each Interest Payment Date, the Corporation shall deliver sufficient funds by way of money order, certified cheque, bank draft or wire transfer to the Indenture Trustee to enable it to forward or cause to be forwarded by prepaid post, to the Holder in whose name any Debenture is registered at the close of business on the Regular Interest Record Date with respect to the applicable Interest Payment Date, at his last address appearing on the relevant register, or in the case of joint Holders, to any (or all) Holder(s) whose name(s) appear(s) on such register, on the Interest Payment Date a cheque for such interest (less any withholding or other tax required by law to be deducted) payable to the order of such Holder or Holders and negotiable at par at any branch in Canada of such bank or banks as may be acceptable to the Indenture Trustee in its absolute discretion. The forwarding of such funds by the Corporation to the Indenture Trustee shall satisfy and discharge the Corporation’s liability for payment of the interest on the Debentures to the extent of the sums represented thereby, plus the amount of any withholding or other tax deducted as aforesaid, unless such cheque is not paid at par on presentation; provided that in the event of the non-receipt of such cheque by the Holder, or the loss or destruction thereof, the Indenture Trustee on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Holder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Indenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)	If a Debenture or a portion thereof is called or presented for redemption, repurchase or conversion and the Redemption Date, Payment Date or Conversion Date is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, interest accrued on such Debenture will be paid upon presentation and surrender of such Debenture to the Corporate Trust Office up to but excluding the Redemption Date, the Payment Date or the Conversion Date.

(c)	Subject to the foregoing provisions of this section, each Debenture delivered upon the transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.
2.11 Book-Based System
(a)	The Debentures shall be issued as Book-Entry Only Debentures and shall be represented by one or more fully-registered permanent global security certificates in the form of the certificate set out in Schedule “A” hereto together with the legend provided for in section 2.11(b) (the “Global Debenture(s)”). The Global Debenture(s) shall be held by, or on behalf of, the Depository as depository of the Participants in the Book-Based System and shall be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee for the purposes of the Book-Based System). No Beneficial Holder will receive Definitive Debentures representing their beneficial ownership in Debentures unless the Corporation determines to terminate the Book-Entry Only Debentures.

(b)	The Global Debenture(s) shall bear a legend in substantially the following form subject to modification as required by the Depository:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO STUDENT TRANSPORTATION INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE”

2.12 Payments of Principal and Interest for Book-Entry Only Debentures
Subject to section 3.7(d), section 3.9 and Article 5, as payments in respect of principal and interest on the Debentures represented by the Global Debenture(s) become due, the Corporation shall (except in cases of payments on Maturity, redemption, repurchase or conversion which shall be made only upon presentation and surrender of the Global Debenture(s)), no later than on the applicable Interest Payment Date or on the Maturity Date, as the case may be, at the option of the Corporation:
(a)	deliver or cause to be delivered to the office of the Indenture Trustee at the Corporate Trust Office at or before 10:00 a.m. three Business Days before such Interest Payment Date or Maturity Date, a certified cheque for the amount of such payment payable on such Interest Payment Date or Maturity Date, as the case may be, to the order of the Indenture Trustee and negotiable at par, or

(b)	provide to the Indenture Trustee such payment by electronic funds transfer to an account designated by the Indenture Trustee, at or before 10:00 a.m. on the Business Day preceding such Interest Payment Date or Maturity Date, as the case may be, for all amounts due in respect of such principal and interest on the Debentures represented by the Global Debenture(s) to enable the Indenture Trustee to forward or cause to be forwarded such funds to the Depository for credit by the Depository to Participants’ accounts. Neither the Corporation nor the Indenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture as for maintaining, reviewing or supervising any records relating to such beneficial interests.
2.13 Rank and Subordination
The Debentures certified and issued under this Indenture rank pari passu with one another, in accordance with their tenor without discrimination, preference or priority and with all other present and future subordinated and unsecured Indebtedness of the Corporation. The payment of the principal of and interest on the Debentures is expressly subordinated in right of payment to the prior payment in full of Senior Indebtedness, as provided in Article 8.
2.14 Register and Transfer
(a)	The Corporation shall cause to be kept by and at the principal office of the Indenture Trustee in the City of Toronto, Province of Ontario, a register, and in such other place or places by the Indenture Trustee, if any, as the Corporation with the approval of the Indenture Trustee may designate, branch registers, in which shall be entered the names and latest known addresses of the Debentureholders and the other particulars prescribed by law of the Debentures held by them respectively and all transfers of Debentures. Such registration shall be noted on the Debentures by the Indenture Trustee. No transfer of a Debenture shall be effective as against the Corporation unless made on one of the appropriate registers by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee, upon compliance with such requirements as the Indenture Trustee may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Indenture Trustee.

(b)	With respect to Debentures issued as Book-Entry Only Debentures, the Corporation shall cause to be kept by and at the principal office of the Indenture Trustee in the City of

Toronto, Province of Ontario, a central register in which shall be entered the name(s) and latest known address(es) of the Holder(s) of each Global Debenture (being the Depository, or its nominee, for such Global Debenture) and the other particulars prescribed by law of the Debentures held by it (them) and all transfers of Debentures. Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof except through records maintained by CDS or its nominee in the following circumstances or as otherwise specified in a Board Resolution or Written Order:
(A)	the Global Debenture may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(B)	the Global Debenture may be transferred at any time after the Depository for such Global Debenture (1) has notified the Corporation that it is unwilling or unable to continue as Depository for such Global Debenture or (2) ceases to be eligible to be a Depository provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debenture;

(C)	the Global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the Book-Based System in respect of such Global Debenture and has communicated such determination to the Indenture Trustee in writing; and

(D)	the Global Debenture may be transferred at any time after the Indenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures issued as a Global Debenture, provided that at the time of such transfer the Indenture Trustee has not waived the Event of Default pursuant to Article 10.
2.15 Additional Amount
(a)	Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory of Canada or by any authority or agency thereof or therein having power to tax (collectively, “Taxes”), unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made to a Holder under or with respect to the Debentures, the Indenture Trustee will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Corporation will pay to the Indenture Trustee such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received (including Additional Amounts) by each Holder (other than an Excluded Holder) after such withholding or deduction (including any withholding or deduction required to be made in respect of any Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any payment to a Holder (an “Excluded Holder”) in respect of a Beneficial Holder who is liable for such Taxes in respect of such Debentures (i) by reason of such Holder or Beneficial Holder being a Person with whom the Corporation is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) at the time of making such payment, (ii) by reason of the existence of any present or former connection between such Holder or Beneficial Holder and Canada or any province or territory thereof other than solely by reason of the Holder’s activity in connection with purchasing the Debentures, the mere holding, deemed holding, use or ownership of the Debentures, or receiving payments under or enforcing any rights in respect of such Debentures as a non-resident or deemed non-resident of Canada or any province or territory thereof, or (iii) by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to the exemption from, or a reduction in the rate of deduction or withholding of, such Taxes.

(b)	Within 90 days after the date the payment of any Taxes is due pursuant to Applicable Law, the Indenture Trustee will furnish to the Corporation copies of tax receipts evidencing such payment by the Indenture Trustee.

(c)	At least 30 days prior to each date on which any payment under or with respect to the Debentures is due and payable, if the Corporation to its knowledge will be obligated to pay Additional Amounts with respect to such payment, the Corporation will deliver to the Indenture Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Indenture Trustee to pay such Additional Amounts to Holders on the date payment is due.

(d)	Whenever in the Indenture or in any Debenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Amount, a purchase price pursuant to an Offer to Purchase, interest or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)	The Corporation will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each of the Holders for the amount of any Taxes in respect of which any Additional Amounts are payable but not paid by the Corporation including Taxes levied or imposed on the Holder with respect to any indemnity payment, but excluding (i) any Taxes on such Holder’s net income or capital, and (ii) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge.
2.16 Cancellation of Debentures
(a)	All Debentures surrendered for payment of the final amount required to be paid thereon or that have been redeemed as contemplated by Article 3, or that have been surrendered to the Indenture Trustee for registration of exchange or transfer, shall be promptly cancelled by the Indenture Trustee on receipt. The Indenture Trustee shall give prompt written notice to the Corporation of the particulars of any Debentures cancelled by it.

(b)	The Corporation may, in its discretion at any time, deliver to the Indenture Trustee for cancellation any Debentures which the Corporation has purchased as provided for in this Indenture, and all such Debentures so delivered shall be cancelled by the Indenture Trustee.

(c)	All Debentures which have been cancelled by the Indenture Trustee shall be destroyed by the Indenture Trustee in accordance with its standard practices, and the Indenture Trustee shall furnish to the Corporation a destruction certificate setting forth the numbers and denominations of the Debentures so destroyed.
2.17 Mutilated, Lost, Stolen or Destroyed Debentures
(a)	If any Debenture has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the Indenture Trustee, the Corporation may, in its discretion, execute, and upon such execution the Indenture Trustee shall certify and deliver, a new Debenture of the same date and amount as the defaced, mutilated, lost, stolen or destroyed Debenture in exchange for and in place of the defaced or mutilated Debenture, and in lieu of and in substitution for the lost, stolen or destroyed Debenture. Notwithstanding the foregoing, no Debenture shall be delivered as a replacement for any Debenture which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debenture, and no Debenture shall be delivered as a replacement for any Debenture which has been lost, stolen or destroyed unless the applicant for the replacement Debenture has furnished to the Corporation and the Indenture Trustee evidence, satisfactory in form and substance to the Corporation and the Indenture Trustee, of its ownership of, and of such loss, theft or destruction of, such Debenture and has provided such a surety bond and indemnity to the Corporation and the Indenture Trustee in amount, form and substance satisfactory to each of them. Any instructions by the Corporation to the Indenture Trustee under this section shall include such indemnity for the protection of the Indenture Trustee as the Indenture Trustee may reasonably require.

(b)	If any mutilated, defaced, lost, stolen or destroyed Debenture has become or is about to become due and payable, the Corporation, in its discretion, may, instead of executing a replacement Debenture, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debenture.

(c)	Upon the issuance of a replacement Debenture, the Corporation may require the applicant for such replacement Debenture to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Indenture Trustee and the Corporation) connected with such issuance.

(d)	Each replacement Debenture shall bear a unique serial number and be in a form otherwise identical to the Debenture it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debenture it replaces.

(e)	Unless the Corporation instructs otherwise, the Indenture Trustee shall, in accordance with its practice, destroy each mutilated or defaced Debenture surrendered to and cancelled by it and in respect of which a replacement Debenture has been delivered or moneys have been paid and shall, as soon as reasonably practicable, furnish to the Corporation a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debentures so destroyed.

2.18 Access to Lists of Holders
(a)	The register of Debentureholders maintained by the Indenture Trustee will, during the regular business hours of the Indenture Trustee be open for inspection by the Corporation.

(b)	If any Beneficial Holder or group of Beneficial Holders, or such one or more Holders as may be permitted by Applicable Law (in each case, the “Applicants”) apply to the Indenture Trustee (with a copy to the Corporation), then the Indenture Trustee, after having been funded and indemnified to its reasonable satisfaction by such Applicants for its related costs and expenses, shall afford or shall cause the Corporation to afford the Applicants access during normal business hours to the most recent list of Debentureholders within 10 Business Days after the receipt of such application by the Indenture Trustee. Such list shall be as of a date no more than 10 days (or such other date as may be mandated by Applicable Law) prior to the date of receipt of the Applicants’ request.
ARTICLE 3
REDEMPTION, REPURCHASE AND CANCELLATION OF DEBENTURES
3.1 Optional Redemption of Debentures
(a)	The Debentures are not redeemable on or prior to June 30, 2014. The Corporation shall have the right at its option to redeem the Debentures, in whole at any time or in part from time to time, on or after July 1, 2014 and prior to June 30, 2016, on not more than 60 days and not less than 30 days prior notice to the Holders, at a redemption price equal to the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest thereon, if any, up to but excluding the Redemption Date (the “Redemption Amount”), provided that the Weighted Average Trading Price of the Common Shares on a Recognized Stock Exchange for the 20 consecutive Trading Days ending five Trading Days prior to the date on which the Redemption Notice is given (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the date on which the Redemption Notice is given) is not less than 125% of the Conversion Price.

(b)	On or after June 30, 2016 and prior to the Maturity Date, the Corporation shall have the right at its option to redeem the Debentures, in whole at any time or in part from time to time, on not more than 60 days and not less than 30 days prior notice to the Holders, at the Redemption Amount.

(c)	Concurrently with providing the Redemption Notice, the Corporation shall provide the Indenture Trustee with an Officer’s Certificate setting forth the details of any redemption contemplated by this section 3.1 (including the Current Market Price, the eligibility and interest calculations, if necessary) which the Indenture Trustee may rely upon without any independent obligation to verify the accuracy of information set out therein.
3.2 Partial Redemption of Debentures
(a)	If less than all the Outstanding Debentures are to be redeemed pursuant to section 3.1, the Corporation shall, in each such case, at least 15 days before the date upon which the Redemption Notice is to be given, notify the Indenture Trustee by a Written Order of its intention to redeem such Debentures and of the aggregate principal amount of Debentures to be redeemed. At any time prior to the date upon which the Redemption Notice is to be given, the Corporation may revoke such Written Order by delivering a second Written Order to the Indenture Trustee stating that the Corporation no longer intends to make a partial redemption of the Debentures.

(b)	The Debentures to be so redeemed shall:
(i)	in the case of Book-Entry Only Debentures, be redeemed on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Outstanding Debentures; or

(ii)	in the case of Definitive Debentures, be selected by the Indenture Trustee (i) on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each Holder, (ii) by lot in such manner as the Indenture Trustee may deem equitable, or (iii) in such other manner as the Indenture Trustee may deem equitable.
(c)	Debentures in denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Debentures in this Article 3 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unredeemed part of the Debenture so surrendered, and the Indenture Trustee shall certify and deliver such replacement Debenture upon receipt of the Debenture so surrendered.
3.3 Places of Payment
The Redemption Amount will be payable promptly upon presentation and surrender of the Debentures called for redemption at the Corporate Trust Office or at any other places specified in the Redemption Notice.
3.4 Notice of Redemption
Notice of redemption of the Debentures (the “Redemption Notice”) shall be given by the Corporation to the Indenture Trustee and Holders in the form set forth in Schedule “B” hereof and in the manner provided in sections 16.2 and 16.3. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Amount relating thereto, the Redemption Date, the places of payment and any right of the Holders to convert such Debentures as provided in Article 4 and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date.
3.5 Debentures Due on Redemption Date
Upon a Redemption Notice being given in accordance with section 3.4, the Redemption Amount shall be and become due and payable on the Redemption Date specified in such Redemption Notice and with the same effect as if it were the Maturity Date of such Debentures, the provisions hereof or of any such Debentures notwithstanding, and, from and after such Redemption Date, interest shall cease to accrue, unless payment of the Redemption Amount shall not be made on presentation for surrender of such Debentures at any of the places specified in section 3.4 on or after the Redemption Date.

3.6 Deposit of Redemption Moneys
Upon the Debentures being called for redemption as provided for in section 3.4, but subject to section 3.7, the Corporation shall deposit with the Indenture Trustee or for the account of the Indenture Trustee, one Business Day prior to the Redemption Date specified in the Redemption Notice, such sums as are sufficient to pay the Redemption Amount of the Debentures. From the sums so deposited, the Indenture Trustee shall pay or cause to be paid to the Holders, upon surrender of the Debentures, the Redemption Amount thereof.
3.7 Right to Repay the Redemption Amount in Common Shares on Redemption
(a)	Provided that the Corporation is entitled to redeem the Debentures pursuant to section 3.1 and that no Event of Default shall have occurred and be continuing, the Corporation, subject to receiving all applicable regulatory approvals, shall have the right, in respect of a Redemption Date, to elect to satisfy its obligation to pay the Redemption Amount by issuing and delivering to Holders on the Redemption Date, for each $1,000 principal amount of Debentures, that number of fully paid and non-assessable Freely Tradeable Common Shares obtained by dividing such principal amount by 95% of the Current Market Price of the Common Shares on the Redemption Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Redemption Date) (the “Share Redemption Right”).

(b)	The Corporation shall exercise the Share Redemption Right by so specifying in the Redemption Notice not less than 40 days and not more than 60 days prior to the Redemption Date.

(c)	The Corporation’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:
(i)	the Common Shares to be issued on exercise of the Share Redemption Right shall be issued from treasury of the Corporation and shall be fully paid and non-assessable Freely Tradeable Common Shares free from any Security or adverse claim;

(ii)	the listing or quoting of such additional Common Shares on each Recognized Stock Exchange on which the Common Share are then listed;

(iii)	the Corporation being a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the provinces and territories of Canada in which the Corporation is a reporting issuer;

(iv)	no Event of Default shall have occurred and be continuing;

(v)	the receipt by the Indenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

(vi)	the receipt by the Indenture Trustee of an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Amount of the Debentures outstanding, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or no default issued by the relevant securities regulatory authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces and territories where such certificates are not issued.
If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay in cash the Redemption Amount that would otherwise have been satisfied in Common Shares, unless such Debentureholder waives the conditions which are not satisfied or extends the time by which the Corporation is to satisfy such conditions.

(d)	In the event that the Corporation exercises its Share Redemption Right, the Corporation shall, on the Redemption Date, deliver or cause to be delivered to the Indenture Trustee, for delivery to and on account of the Holders, certificates representing the Freely Tradeable Common Shares to which such Holders are entitled and a cheque representing accrued and unpaid interest. Upon presentation and surrender of the Debentures by a Holder at the Corporate Trust Office or any other place specified in the Redemption Notice, the Indenture Trustee shall deliver the certificates representing such Common Shares and any such interest payment to the Holder.

(e)	No fractional Common Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, if such a fraction shall become owing, the Corporation shall pay to the Indenture Trustee for the account of the Holders, at the time contemplated in section 3.7(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Redemption Date).

(f)	A Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Indenture Trustee receives the same, it shall hold the same under gratuitous deposit for the benefit of such Holder.

(g)	The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof becomes limited) solely for the purpose of issue and delivery upon the exercise of the Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to the exercise of the Share Redemption Right, such number of Common Shares as shall be issuable in such event.

(h)	The Corporation shall comply with all Applicable Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Share Redemption Right, shall obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Laws and shall cause to be listed and posted for trading such Common Shares on each Recognized Stock Exchange.

(i)	If the Corporation elects to satisfy its obligation to pay the Redemption Amount by issuing Common Shares in accordance with this section 3.7 and if the Redemption Amount (or any portion thereof) to which a Holder is entitled is subject to withholding Taxes, the Corporation shall satisfy the payment of such withholding Taxes pursuant to section 2.15.
3.8 Purchase of Debentures
(a)	Provided that no Event of Default has occurred and is continuing, the Corporation may purchase all or any of the Debentures in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange) or by tender or by private contract at any price, subject to compliance with Applicable Securities Laws. If an Event of Default has occurred and is continuing, the Corporation may purchase all or any of the Debentures as aforesaid with the exception of by private contract.

(b)	If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation will be selected by the Indenture Trustee on a pro rata basis or in such other manner consented to by the TSX (or any other stock exchange on which the Debentures may be listed, if any) which the Indenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. The Holder of any Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unpurchased part of the Debenture so surrendered and the Indenture Trustee shall certify and deliver such replacement Debenture upon receipt of the Debenture so surrendered. The Depository shall make notations on the Global Debenture of the principal amount so purchased.
3.9 Repurchase of Debentures upon a Change of Control
(a)	Within 30 days of the occurrence of a Change of Control, the Corporation shall be obligated to offer to purchase all the Debentures then Outstanding. The terms and condition of such obligation are set forth as follows:
(i)	Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Indenture Trustee a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing (the “Offer to Purchase”) to purchase all of the Debentures then Outstanding from the Holders thereof at a price per Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon (if any) up to but excluding the Payment Date (as defined below) (the “Offer Price”). The Indenture Trustee will promptly thereafter deliver the Offer to Purchase to the Holders of all Debentures then Outstanding at their addresses appearing in the registers of Holders maintained by the Indenture Trustee.

(ii)	The Offer to Purchase shall specify:
(A)	the Offer Price for the Debentures;

(B)	the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Offer to Purchase shall expire, which date and time shall not, unless otherwise required by Applicable Securities Law, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which the Offer to Purchase is delivered or mailed by the Corporation to the Indenture Trustee;

(C)	that the Offer to Purchase may be accepted by the Debentureholders by tendering the Debentures so held by them to the Indenture Trustee at the Corporate Trust Office or such other address specified in the notice prior to the Expiry Time together with the acceptance notice (the “Acceptance Notice”) in form and substance acceptable to the Corporation and the Indenture Trustee;

(D)	that Debentureholders may accept the Offer to Purchase in respect of all or a portion (in a minimum amount of $1,000 principal amount and multiples thereof) of their Debentures;

(E)	a date (the “Payment Date”) no later than the third Business Day following the Expiry Date on which the Corporation shall take up and pay for all the Debentures duly tendered in acceptance of the Offer to Purchase; and

(F)	that Holders will be entitled to withdraw their election if the Indenture Trustee receives, not later than the Expiry Time, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Debentures purchased.
If any of the Debentures are in the form of Global Debentures, then the Corporation shall modify such notice to the extent necessary to accord with the applicable procedures at the Book-Based System relating to the purchase of the Book-Entry Only Debentures.

(iii)	The Corporation shall deposit with the Indenture Trustee one Business Day prior to the Payment Date, an amount of money sufficient to pay the aggregate Offer Price in respect of all Debentures duly tendered to the Offer to Purchase (less any Taxes required to be withheld or deducted in accordance with Applicable Law). On the Payment Date, the Corporation shall (A) accept for payment Debentures or portions thereof duly tendered pursuant to the Offer to Purchase, and (B) deliver, or cause to be delivered, to the Indenture Trustee an officer’s certificate specifying the Debentures or portions thereof accepted for payment by the Corporation. The Indenture Trustee will pay the Offer Price to the Holders of the Debentures in the respective amounts to which they are entitled in accordance with the Offer to Purchase as aforesaid.
(b)	If holders of 90% or more of the aggregate principal amount of Debentures Outstanding on the date the Corporation delivers the Offer to Purchase to the Trustee accept the Offer to Purchase, the Corporation shall have the right (the “90% Redemption Right”), upon written notice (the “90% Redemption Right Notice”) provided to the Trustee within 10 days following the Payment Date, to elect to redeem all the Debentures remaining Outstanding at the Offer Price and on the other terms and conditions provided herein.

Upon receipt of such notice by the Indenture Trustee, the Indenture Trustee shall promptly provide written notice to each Holder of Debentures then Outstanding (other than those that have accepted the Offer to Purchase) that:
(i)	the Corporation has exercised the 90% Redemption Right and is purchasing all Outstanding Debentures effective as at the Payment Date at the Offer Price;

(ii)	such Holder must surrender its Debentures to the Indenture Trustee within 10 days after the sending of such notice; and

(iii)	the rights of such Holder under the terms of the Debentures and this Indenture shall cease effective as of the Payment Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Indenture Trustee, paid the aggregate Offer Price to, or to the order of, the Indenture Trustee and thereafter such Holder’s Debentures shall not be considered to be Outstanding and such Holder shall not have any rights hereunder except to receive such Offer Price to which such Holder is entitled upon surrender and delivery of such Holder’s Debentures in accordance with the Indenture.
The Corporation shall, on the Business Day immediately prior to the date the Corporation delivers the 90% Redemption Right Notice, pay to the Indenture Trustee by wire transfer or such other means as may be acceptable to the Indenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Debentures to be redeemed pursuant to the 90% Redemption Right (less any Taxes required to be withheld or deducted in accordance with Applicable Law). The Indenture Trustee, on behalf of the Corporation, will pay the Offer Price to the Holders of Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such Holders’ Debentures.

(c)	The Debentures in respect of which the Corporation has made payment to the Indenture Trustee in accordance with the terms of sections 3.9(a) and 3.9(b) (or the portion thereof tendered in acceptance of the Offer to Purchase) shall thereafter no longer be considered to be Outstanding under this Indenture. The Corporation shall also deposit with the Indenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Indenture Trustee in connection with the Offer to Purchase and the exercise of the 90% Redemption Right if applicable. All Debentures in respect of which payment of the Offer Price has been so made shall be cancelled by the Indenture Trustee.

(d)	In the event only a portion of the principal amount of a Debenture is tendered by a Holder thereof in acceptance of the Offer to Purchase, the Corporation shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall certify and deliver to the Holder, without charge to such holder, a certificate representing the principal amount of the Debenture not so tendered in acceptance of the Debenture Offer.

(e)	The following provisions shall apply in respect of the occurrence of a Cash Change of Control:
(i)	In the event of the occurrence of a Cash Change of Control, for purposes of the conversion of Debentures pursuant to this Indenture, the Conversion Price in effect during the period (the “Cash Change of Control Conversion Period”) beginning on the 10th day prior to the effective date of the Change of Control (the

“Effective Date”) and ending at the close of business on the 30th day after the date on which the Offer to Purchase in respect of the Cash Change of Control is delivered or mailed to the Indenture Trustee in accordance with section 3.9 (the “Cash Change of Control Conversion Price”) shall be calculated in accordance with the following formula:
CCOCCP = OCP/(1+(CP x (c/t))) where:

CCOCCP is the Cash Change of Control Conversion Price;

OCP = is the Conversion Price in effect on the Effective Date;

CP = 39.4%;

c = the number of days from and including the Effective Date to but excluding the Maturity Date; and

t = the number of days from and including the date hereof to but excluding the Maturity Date.

In the event that the Cash Change of Control Conversion Price calculated in accordance with the formula above is less than any regulatory permitted discount to market price, the Cash Change of Control Conversion Price shall be deemed to be that implied by the maximum permitted discount to market price.

(ii)	Notwithstanding the foregoing, if the Conversion Date of any Debentures occurs during the period beginning on the 10th day prior to the Effective Date and ending at the close of business on the Effective Date, the Holders of such Debentures shall, on conversion of their Debentures, only be entitled to that number of Common Shares resulting from the Cash Change of Control Conversion Price in excess of the number of Common Shares to which they would otherwise have been entitled to (the “Base Shares”) at the Conversion Price that would then have been in effect but for the Cash Change of Control (such excess number of Common Shares being the “Make Whole Premium Shares”) on the Business Day immediately following the Effective Date and, for greater certainty, only if the Change of Control occurs. The Base Shares shall be issued in accordance with the terms of this Indenture applicable to a conversion of Debentures otherwise than during the Cash Change of Control Conversion Period, including without limitation at the then applicable Conversion Price.

(iii)	The Make Whole Premium Shares shall be deemed to have been issued upon conversion of the Debentures on the Business Day immediately following the Effective Date. Article 6 shall apply to such conversion and, for greater certainty, the former Holders of Debentures in respect of which the Make Whole Premium Shares are issuable shall be entitled to receive and shall accept, in lieu of the Make Whole Premium Shares, the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from the transaction that constitutes the Cash Change of Control that such Holders would have been entitled to receive if such Holders had been the registered holders of the applicable number of Make Whole Premium Shares on the Effective Date.

(iv)	Except as otherwise provided in this section 3.9(e), all other provisions of this Indenture applicable to a conversion of Debentures shall apply to a conversion of Debentures during the Cash Change of Control Conversion Period.
(f)	The Corporation will comply with all Applicable Securities Laws in the event that the Corporation is required to repurchase the Debentures pursuant to an Offer to Purchase in connection with a Change of Control and the Corporation’s obligations hereunder shall be subject to the requirements of all Applicable Securities Laws.
3.10 Cancellation of Redeemed, Purchased or Repurchased Debentures
All Debentures redeemed, purchased or repurchased in whole or in part pursuant to this Article 3 shall be forthwith delivered to and cancelled by the Indenture Trustee and may not be reissued or resold and no Debentures shall be issued in substitution therefor.
ARTICLE 4
CONVERSION
4.1 Conversion Right
(a)	Each Holder shall have the right at any time prior to the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date or, (ii) if called for redemption under section 3.4, the Business Day immediately preceding the Redemption Date or, (iii) if called for repurchase pursuant to section 3.9, the Business Day immediately preceding the Payment Date, at his option to convert each $1,000 principal amount of his Debentures into that number of Common Shares equal to the Conversion Number, all on the terms and subject to the conditions provided in this Article 4, provided that the only shares issuable on conversion of the Debentures shall be shares that are “prescribed securities” as defined in Regulation 6208 of the Income Tax Act (Canada).

(b)	In order to exercise his option to convert provided pursuant to section 4.1(a), a Holder will be required to deliver to the Indenture Trustee at the Corporate Trust Office or any other place specified in the Maturity Notice or the Redemption Notice or the Offer to Purchase, as the case may be, on or prior to the Business Day immediately preceding the Maturity Date, the Redemption Date or the Payment Date, as the case may be, a conversion notice in the form set forth in Schedule “C-1” (the “Conversion Notice”) (with a copy to the Corporation), duly completed and executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Indenture Trustee, together with the related Debentures (or such other documents as the Indenture Trustee may require in lieu thereof). The Conversion Notice shall specify the date of conversion (the “Conversion Date”) of the Debentures, which Conversion Date shall not be earlier than the date the Conversion Notice is delivered to the Indenture Trustee and shall not be later than the close of business on the Business Day immediately preceding the Maturity Date, the Redemption Date or the Payment Date.

(c)	Upon receipt of a Conversion Notice from the Holder, the Corporation shall ensure that the following conditions are met:

(i)	the Common Shares to be issued on conversion by the Holder shall be issued from treasury of the Corporation and shall be Freely Tradeable, fully paid and non-assessable Common Shares;

(ii)	the listing or quoting of such additional Common Shares on each Recognized Stock Exchange;

(iii)	the Corporation being a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the provinces and territories of Canada in which the Corporation is a reporting issuer;

(iv)	no Event of Default shall have occurred and be continuing; and

(v)	the receipt by the Indenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures, plus the accrued and unpaid interest thereon, and the calculation of the Conversion Number.
If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Conversion Date, the Corporation shall pay in cash the Conversion Value of the Debentures in lieu of delivery of the Conversion Number of Common Shares, unless such Debentureholder waives the conditions which are not satisfied or extends the time by which the Corporation is to satisfy such conditions.
4.2 Completion of Conversion
(a)	Subject to section 4.1, within five Business Days of the Conversion Date, the Corporation shall deliver, or have the Transfer Agent deliver, to the Indenture Trustee on account of the Holder for delivery to each Holder who has elected to convert his Debentures pursuant to section 4.1, for each $1,000 principal amount of Debentures which the Holder has elected to convert: (i) certificates for the Common Shares to which the Holder is entitled; (ii) a certified cheque or bank draft in the amount of the value of a fractional Common Share, if any; (iii) a certified cheque or bank draft in the amount of the accrued and unpaid interest thereon, and (iv) if the Holder has elected to convert a principal amount of Debentures, together with the accrued and unpaid interest thereon (the “exercised amount”), which is less than the principal amount of all Debentures of which such person is the Holder immediately prior to such exercise (the “registered amount”), Debenture(s) registered in the name of such Holder in an aggregate principal amount equal to the amount by which the registered amount exceeds the exercised amount.

(b)	All Debentures converted in whole or in part pursuant to this Article 4 shall be forthwith delivered to and cancelled by the Indenture Trustee and the Indenture Trustee shall amend the register maintained by it accordingly.

(c)	The Corporation shall provide or cause to be provided to the Indenture Trustee the certificates for the Common Shares and for the Debentures to be delivered pursuant to section 4.2(a), if any, and pay to the Indenture Trustee sufficient funds, by certified cheque or bank draft, in a timely manner, to permit the Indenture Trustee, on behalf of the Corporation, to make the delivery required by section 4.2(a) and any other payments, if any, required by section 4.3. Except as provided herein, Debentures which have been converted may not be reissued or resold.

4.3 Fractional Shares
No fractional Common Shares shall be delivered upon the conversion of Debentures but, in lieu thereof, if such a fraction shall become owing, the Corporation shall pay to the Holders, or to the Indenture Trustee on account of the Holders if necessary, at the time contemplated in section 4.2(a), the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares as at the Conversion Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Conversion Date).
4.4 Relating to the Issue of Common Shares
(a)	A Holder shall be treated as the shareholder of record of the Common Shares issued on due conversion of his Debentures and the issuance of Common Shares shall be deemed to have occurred, for all purposes, effective immediately after the close of business on the Conversion Date; such Holder shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter and in the event that the Indenture Trustee receives the same, it shall hold the same under gratuitous deposit for the benefit of such Holder.

(b)	The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the conversion of Debentures, and shall issue to Debentureholders who may exercise their conversion rights hereunder such number of Common Shares as shall be issuable in such events.

(c)	The Corporation shall comply with all Applicable Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon conversion of Debentures, shall obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Laws and shall cause to be listed and posted for trading such Common Shares on each Recognized Stock Exchange.
ARTICLE 5
MATURITY
5.1 Payment of Principal and Interest at Maturity
On the Maturity Date, the Corporation shall pay to the Debentureholders all the principal of the Debentures and all accrued and unpaid interest thereto, up to but excluding the Maturity Date. Subject to section 5.2, payment of principal and accrued and unpaid interest shall be made in cash or by cheque to the Holders in the manner contemplated by section 2.10 or 2.12, as the case may be.
5.2 Right to Repay Principal Amount in Common Shares at Maturity
(a)	The Corporation may, at its option and subject to receiving all applicable regulatory approvals, elect to satisfy its obligation to repay on the Maturity Date the principal amount of all, but not less than all, of the Debentures by delivering to the Holders and the Indenture Trustee not less than 40 days and not more than 60 days prior to the Maturity Date a maturity notice in the form of Schedule “C-2” (the “Maturity Notice”) and, on the Maturity Date, for each $1,000 principal amount of Debentures, by issuing and delivering to Holders that number of fully paid and non-assessable Freely Tradeable Common Shares obtained by dividing each $1,000 principal amount of Debentures by

95% of the Current Market Price of the Common Shares on the Maturity Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Maturity Date) (the “Share Repayment Right”).
(b)	The Corporation shall be required to provide the Maturity Notice only if it elects to exercise the Share Repayment Right.

(c)	The Corporation’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Maturity Date:
(i)	the Common Shares to be issued on exercise of the Share Repayment Right shall be issued from treasury of the Corporation and shall be fully paid and non-assessable Freely Tradeable Common Shares and free from any Security or adverse claim;

(ii)	the listing or quoting of such additional Common Shares on each Recognized Stock Exchange on which the Common Shares are then listed;

(iii)	the Corporation being a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the provinces and territories of Canada in which the Corporation is a reporting issuer on Maturity;

(iv)	no Event of Default shall have occurred and be continuing;

(v)	the receipt by the Indenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of Common Shares on the Maturity Date; and

(vi)	the receipt by the Indenture Trustee of an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities regulatory authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces and territories where such certificates are not issued.
If the foregoing conditions are not satisfied by the close of business on the Business Day preceding the Maturity Date, the Corporation shall pay in cash 100% of the principal amount of the Debentures that would otherwise have been satisfied in Common Shares, unless the Debentureholder waives the conditions which are not satisfied or extends the time by which the Corporation is to satisfy such conditions.
(d)	In the event that the Corporation exercises its Share Repayment Right, the Corporation shall, on the Maturity Date, deliver or cause to be delivered to the Indenture Trustee for delivery to and on account of the Holders, certificates representing the Freely Tradeable Common Shares to which such Holders are entitled and a cheque representing all of the accrued and unpaid interest up to but excluding the Maturity Date. Upon presentation and surrender of the Debentures (or such other documents as the Indenture Trustee may require in lieu thereof) by a Holder for payment at Maturity at the Corporate Trust Office or any other place specified in the Maturity Notice, the Indenture Trustee shall deliver the certificates representing such Common Shares and the cheque representing all the accrued and unpaid interest and the cash equivalent representing the value of fractional shares, if any.
(e)	No fractional Common Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, if such a fraction shall become owing, the Corporation shall pay to the Indenture Trustee for the account of the Holders, at the time contemplated in section 5.2(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Maturity Date).

(f)	A Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Indenture Trustee receives the same, it shall hold the same under gratuitous deposit for the benefit of such Holder.

(g)	The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the exercise of the Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to the exercise of the Share Repayment Right, such number of Common Shares as shall be issuable in such event.

(h)	The Corporation shall comply with all Applicable Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Share Repayment Right, shall obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Laws and shall cause to be listed and posted for trading such Common Shares on each Recognized Stock Exchange.

(i)	If the Corporation elects to satisfy its obligation to pay the principal amount of the Debentures by issuing Common Shares pursuant to the Share Repayment Right and the delivery of Common Shares to which a Holder is entitled is subject to withholding Taxes, the Corporation shall satisfy the payment of such withholding Taxes pursuant to section 2.15.
ARTICLE 6
ADJUSTMENTS
6.1 Adjustment of Conversion Price
The Conversion Price in effect at any date will be subject to adjustment from time to time without duplication in the events and in the manner provided as follows.

(a)	If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation:
(i)	subdivides its outstanding Common Shares into a greater number of Common Shares; or

(ii)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares; or

(iii)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a dividend, distribution or otherwise (other than an issue of Common Shares or securities convertible into or exchangeable for Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course);
(any of such events in clauses (i), (ii) and (iii), being called a “Common Share Reorganization”), then the Conversion Price will be adjusted, effective on the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(b)	If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of the outstanding Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange price or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) which is less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:
(i)	the numerator of which will be the aggregate of:
(A)	the total number of Common Shares outstanding as of the record date for the commencement of the Rights Offering, and

(B)	a number determined by dividing (1) either (x) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered for such issue or subscription, or, as the case may be, or (y) the product of the exchange price or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common Shares as of the record date for the commencement of the Rights Offering, and
(ii)	the denominator of which will be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.
(c)	Any Debentureholder who has exercised the right to convert to Common Shares in accordance with Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Common Shares to which that holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this section 6.1(c) is multiplied by the number of Common Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this section 6.1(c); provided that the provisions of section 4.3 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled under the foregoing provisions of this section 6.1(c). Such additional Common Shares will be deemed to have been issued to the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

(d)	If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all of the outstanding Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including cash and evidences of Indebtedness; or (ii) any property or other assets, including cash and evidences of Indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization, a Rights Offering or a distribution contemplated by section 6.1(b) (any of such non-excluded events being called a “Special Distribution”), then the Conversion Price will be adjusted effective immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction:
(i)	the numerator of which will be:
(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding such record date); less

(B)	the fair market value (in US Dollars), as determined by action by the Board of Directors (whose determination, subject to the consent of a Recognized Stock Exchange, will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and
(ii)	the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding such record date).
To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed.

(e)	If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of, or an arrangement involving, the Corporation with or into any other corporation or other entity (other than a vertical amalgamation with one or more of its Wholly-Owned Subsidiaries pursuant to the Business Corporations Act (Ontario)), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), any Holder who exercises the right to convert Debentures into Common Shares pursuant to Debentures then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which such holder was previously entitled upon conversion provided, however, that the consideration into which the Debentures will be convertible will be limited to prescribed securities (as defined by Regulation 6208 to the Income Tax Act (Canada)) of the Corporation as specified by the Board of Directors of the Corporation. The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Debentureholders will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization and that such shares or securities will be prescribed securities as defined in Regulation 6208 of the Income Tax Act (Canada), which includes shares or securities not redeemable by the holder thereof within 5 years from the issue date of the Debentures. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 6 with respect to the rights and interests thereafter of Debentureholders to the end that the provisions set forth in this Article 6 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Prior to or concurrent with effecting a Capital Reorganization, the Corporation or any such successor, purchasing or transferee corporation or entity, as the case may be, will enter into an indenture supplemental hereto approved by action of the Board of Directors and by the Indenture Trustee, which will set forth an appropriate adjustment to give effect to this section 6.1(e), in which event such adjustment will for all purposes be conclusively deemed to be an appropriate adjustment, subject to the prior written consent of a Recognized Stock Exchange.

(f)	If the purchase price provided for in any rights, options or warrants (the “Rights Offering Price”) referred to in sections 6.1(b) or 6.1(d) is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under sections 6.1(b) or 6.1(d), as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this section 6.1(f) will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this section 6.1(f) would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

(g)	In any case in which this section 6.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such Holder would, but for the provisions of this section 6.1(g), have become the holder of record of such additional Common Shares. Such additional Common Shares so issued shall be prescribed securities as defined in Regulation 6208 of the Income Tax Act (Canada).
6.2 Other Adjustment of Conversion Price
If the Corporation shall take any action affecting the Common Shares, other than an action described in sections 6.1(a), 6.1(b), 6.1(d) or 6.1(f) but including an action under section 6.1(e), which results in a Holder being unable, for any period of time, to exercise conversion privileges that it would otherwise be permitted to exercise due to requirements necessary to ensure that the Debentures will be and will remain exempt from Canadian withholding taxes, the Conversion Price may be adjusted in such manner and at such time, or such other adjustment to the conversion privilege may be made, as the Board of Directors determine to be equitable in the circumstances, subject to the prior written consent of a Recognized Stock Exchange. Failure of the Board of Directors to take any such action shall be conclusive evidence that the Board of Directors has determined that it is equitable to make no adjustment in the circumstances.
6.3 Rules Regarding Calculation of Adjustment of Conversion Price
For the purposes of sections 6.1 and 6.2:
(a)	The adjustments are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following paragraphs of this section.

(b)	No adjustment in the Conversion Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments which, except for the provisions of this section 6.3(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Conversion Price will be required upon the issuance from time to time of Common Shares pursuant to the Corporation’s stock option plans or share purchase plan, or any dividend reinvestment plan, or any similar plan, if any, as such plans may be replaced, supplemented or further amended from time to time. In addition, for greater certainty, no adjustment in the Conversion Price upon an event referred to in section 6.1(d) will be required upon the distribution from time to time of Common Shares by way of private placement or prospectus which is made to the public in general.

(d)	No adjustment in the Conversion Price will be made in respect of sections 6.1(a)(iii), 6.1(b) or 6.1(d), if Debentureholders are entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event. Any such participation will be subject to any required prior consent of a Recognized Stock Exchange.

(e)	If at any time a dispute arises with respect to adjustments provided for in section 6.1, such dispute will be conclusively determined, subject to the consent of a Recognized Stock Exchange, by the Corporation’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Corporation, the Indenture Trustee, the Debentureholders and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation. If any such determination is made, the Corporation will deliver an Officer’s Certificate to the Indenture Trustee describing such determination, and the Indenture Trustee shall be entitled to act and rely upon such Officer’s Certificate.

(f)	If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

(g)	In the absence of a resolution of the Board of Directors fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(h)	For greater certainty, Debentureholders shall have no right to convert Debentures into any security other than Common Shares unless an appropriate adjustment is made by and set forth in an indenture supplemental hereto.
6.4 Certificate as to Adjustment
The Corporation shall, from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in section 6.1 and 6.2, deliver an Officer’s Certificate to the Indenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Indenture Trustee shall be entitled to act and rely upon such Officer’s Certificate. Such Officer’s Certificate and the amount of the adjustment specified therein shall be conclusive and binding on all parties in interest. Until such Officer’s Certificate is received by the Indenture Trustee, the Indenture Trustee may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, reduction, combination or consolidation of the Common Shares contemplated by sections 6.1(a)(i) and (ii), the Corporation shall forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Corporation has given notice under section 6.5 covering all the relevant facts in respect of such event, no such notice need be given under this section 6.4.
6.5 Notice of Special Matters
The Corporation covenants that, so long as any Debentures remain Outstanding, it will give notice to the Indenture Trustee on account for the Debentureholders of its intention to fix a record date for any event referred to in sections 6.1(a), (b), (d) or 6.1(e) (other than the subdivision, reduction, combination or consolidation of Common Shares contemplated by sections 6.1(a)(i) and 6.1(a)(ii)) or a cash dividend (other than a Dividend Paid in the Ordinary Course) which may give rise to an adjustment in the Conversion Price, or other adjustment, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days and not more than 60 days prior to the applicable record date in the case of an event referred to in sections 6.1(a), (b) or (d) and not less than 21 days and not more than 60 days prior to the applicable record date in the case of an event referred to in section 6.1(e).
6.6 Notice of Expiry of Conversion Right
The Corporation covenants that, so long as any Debentures remain Outstanding, it will give notice to the Indenture Trustee on account for the Debentureholders in the manner provided in Article 16, not less than 21 days prior to the Maturity Date, the Redemption Date or the Payment Date, as the case may be, of the expiry of the right of the Holders of the Debentures to convert their Debentures pursuant to section 4.1(a).
6.7 Protection of Trustee
The Indenture Trustee shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; and shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or other property which may at any time be issued or delivered upon the conversion of any Debenture; and the Indenture Trustee, except to the extent that the Indenture Trustee has acted with wilful misconduct or gross negligence, shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 6.
ARTICLE 7
COMMON SHARE INTEREST PAYMENT ELECTION
7.1 Common Share Interest Payment Election
(a)	Provided that no Event of Default has occurred and is continuing under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any Recognized Stock Exchange) in respect of any matter relating to this Article 7, the Corporation shall have the irrevocable right, from time to time, to make a Common Share Interest Payment Election in respect of all or any part of any Interest Obligation by delivering a Common Share Interest Payment Election Notice to the Indenture Trustee by no later than the earlier of: (i) the date required by Applicable Law or the rules of any Recognized Stock Exchange on which the Common Shares are then listed, or (ii) the day which is at least 15 Business Days prior to the Interest Payment Date to which the Common Share Interest Payment Election relates.

(b)	Upon receipt of a Common Share Interest Payment Election Notice, the Indenture Trustee shall, provided that all applicable regulatory approvals have been obtained and in accordance with this Article 7 and such Common Share Interest Payment Election Notice, deliver Common Share Bid Requests, in a form to be provided by the Corporation and satisfactory to the Indenture Trustee acting reasonably, to the investment banks, brokers or dealers identified by the Corporation in its absolute discretion to sell Common Shares in the open market on a Recognized Stock Exchange, as specified in the Common Share Interest Payment Election Notice. In connection with the Common Share Interest Payment Election, the Indenture Trustee shall have the power to: (i) accept delivery of the Common Shares from the Corporation and process the Common Shares in accordance with the Common Share Interest Payment Election Notice, (ii) consummate sales of such Common Shares, as the Corporation shall direct in its absolute discretion, through the investment banks, brokers or dealers identified by the Corporation in the Common Share Interest Payment Election Notice, (iii) settle trades of Common Shares in the open market on a Recognized Stock Exchange, (iv) invest the proceeds of such sales on the written direction of the Corporation in Canadian Government Obligations which mature prior to an applicable Interest Payment Date and/or use such proceeds to pay all or part of the Interest Obligation in respect of which the Common Share Interest Payment Election was made, and (v) perform any other action necessarily incidental thereto.

(c)	The Indenture Trustee shall not incur any liability or be in any way responsible for the consequences of any loss caused by the investment referred to in section 7.1(b)(iv) and the Corporation indemnifies and saves harmless the Indenture Trustee and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions, expenses or demands whatsoever which may be brought against the Indenture Trustee or which it may suffer or incur as a result of performing its obligations set out in section 7.1(b).

(d)	The Common Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Corporation, by delivering written notice to the Indenture Trustee at any time prior to the consummation of such delivery and sale of the Common Shares on the Common Share Delivery Date, to withdraw the Common Share Interest Payment Election (which shall have the effect of withdrawing each related Common Share Bid Request), whereupon the Corporation shall be obliged to pay in cash the Interest Obligation in respect of which the Common Share Interest Payment Election Notice has been delivered.

(e)	Any sale of Common Shares pursuant to this Article 7 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Common Share Interest Payment Election shall take place concurrently on the Common Share Delivery Date.

(f)	The amount received by a Holder of a Debenture in respect of the Interest Obligation will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Common Share Interest Payment Election.

(g)	The Indenture Trustee shall inform the Corporation promptly following receipt of any bid or bids for Common Shares solicited pursuant to the Common Share Bid Requests. The Indenture Trustee shall accept such bid or bids as the Corporation (in its absolute discretion) shall direct by Written Order. In connection with any bids so accepted, the Corporation, the Indenture Trustee (if required by the Corporation in its absolute discretion) and the applicable bidders shall, not later than the Common Share Delivery Date, enter into Common Share Purchase Agreements in a form to be provided by the Corporation and satisfactory to the Indenture Trustee acting reasonably, and shall comply with all Applicable Securities Laws, including the securities rules and regulations of any Recognized Stock Exchange on which the Debentures or the Common Shares are then listed. The Corporation shall pay all fees and expenses in connection with the Common Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the standard fees of the Indenture Trustee generally charged for this service.

(h)	Provided that (i) all conditions specified in each Common Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder against payment of the purchase price thereof, and (ii) the purchasers under each Common Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Common Share Delivery Date, the Corporation shall, on the Common Share Delivery Date, deliver to the Indenture Trustee the Common Shares to be sold on such date, an amount in cash equal to the difference between the applicable Interest Obligation and the anticipated net proceeds of the Common Shares to be sold and an Officer’s Certificate, upon which the Indenture Trustee may act and rely absolutely without any further enquiry, to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Common Share Purchase Agreement, have been satisfied. Upon such deliveries, the Indenture Trustee shall consummate such sales on such Common Share Delivery Date by the delivery of the Common Shares to such purchasers against payment to the Indenture Trustee in immediately available funds of the purchase price therefor.

(i)	The Indenture Trustee shall, on the Common Share Delivery Date, use the sale proceeds of the Common Shares (together with any cash received from the Corporation) to purchase, on the direction of the Corporation in writing, Canadian Government

Obligations which mature at least three Business Days prior to the applicable Interest Payment Date and which the Indenture Trustee is required to hold until maturity (the “Common Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in the Property Account for such Debentures. At least one Business Day prior to the Interest Payment Date, the Indenture Trustee shall deposit amounts from the proceeds of the Common Share Proceeds Investment in the Property Account to bring the balance of the Property Account to the Common Share Interest Payment Election Amount to the extent that the Indenture Trustee has been provided sufficient funds to do so. On the Interest Payment Date, the Indenture Trustee shall pay the funds held in the Property Account (less any tax required to be deducted, if any, and subject to the obligation of the Corporation to pay Additional Amounts in accordance with the terms hereof, if applicable) to the Holders in accordance with section 2.10 or 2.12. The Indenture Trustee shall remit amounts, if any, in respect of income earned on the Common Share Proceeds Investment or otherwise in excess of the Common Share Interest Payment Election Amount to the Corporation.

(j)	Neither the making of a Common Share Interest Payment Election nor the consummation of sales of Common Shares on a Common Share Delivery Date will (i) result in the Holders not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date, or (ii) entitle such Holders to receive any Common Shares in satisfaction of such Interest Obligation.

(k)	The Corporation and the Indenture Trustee agree, and shall require each investment bank, broker and dealer participating in the offer and sale of Common Shares pursuant to this Article 7 to agree, that such offers and sales shall only be made outside the United States in compliance with Regulation S under the 1933 Act and, accordingly, that in addition to any other applicable requirements of Regulation S under the 1933 Act, (i) no offer of the Common Shares will be made to a person in the United States, (ii) no directed selling efforts will be made by them, their affiliates or any person acting on any of their behalf in the United States, and (iii) either (A) at the time each buy order for the Common Shares is originated, the buyer will be outside the United States or the seller, its affiliates and any person acting on any of their behalf will reasonably believe that the buyer is outside the United States, or (B) the sale will be made on the TSX or another designated offshore securities market and will not be prearranged with a U.S. buyer. Terms used in this section 7.1(k) shall, unless otherwise defined in this Indenture, have the meanings set forth in Regulation S under the 1933 Act.
ARTICLE 8
SUBORDINATION OF DEBENTURES
8.1 Agreement to Subordinate
The Corporation covenants and agrees, and the Indenture Trustee and each Debentureholder, by his acceptance thereof, likewise agrees, that the payment of the principal of, the premium, if any, and of any interest on the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness whether outstanding on the date of this Indenture or thereafter Incurred, notwithstanding that no express written subordination agreement may have been entered into between the holders of Senior Indebtedness and the Indenture Trustee or the Debentureholders. Notwithstanding the provisions of this section 8.1, the Corporation shall continue to make payments on account of interest on the Debentures as they come due unless and until default or an event of default (as defined in any Senior Indebtedness or any instrument evidencing the same and permitting, by the lapse of time or giving of notice, the holders thereof to accelerate the maturity thereof), has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Corporation.
8.2	Order of Payment
In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Corporation, whether or not involving solvency or bankruptcy:
(a)	The holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal thereof, premium (or any other amount payable under such Senior Indebtedness), if any, and interest due thereon, before the Debentureholders will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Debentures.

(b)	Any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 8 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or readjustment, and (ii) without prejudice to the rights of such holders with respect to any such plan (including without limitation as to whether or not to approve same and on what conditions to do so), the rights of the holders of Senior Indebtedness are not altered adversely by such reorganization or readjustment) to which the Debentureholders or the Indenture Trustee would be entitled, except for the provisions of this Article 8, will be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a receiver-manager, a liquidator or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rateably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

(c)	Subject to section 8.7, if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 8 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or readjustment and (ii) without prejudice to the rights of such holders with respect to any such plan (including without limitation as to whether or not to approve same and on what conditions to do so), the rights of the holders of Senior Indebtedness are not altered adversely by such reorganization or readjustment), is received by the Indenture Trustee or the Debentureholders before all Senior Indebtedness is paid in full, such payment or distribution will be held in trust for the benefit of, and will be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the Indenture Trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rateably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.
The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by: (i) the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of any Security granted in respect of any Senior Indebtedness; (ii) the time or order of the attachment, perfection or crystallization of any Security granted in respect of any Senior Indebtedness; (iii) the taking of any collection, enforcement or realization proceedings pursuant to the Senior Indebtedness, including pursuant to any Security granted in respect thereof; (iv) the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the holders of any Senior Indebtedness, or any of them, or the Debentureholders or any of them, to any money or property of the Corporation; (v) the failure to exercise any power or remedy reserved to the holders of any Senior Indebtedness, including under the Security granted in respect thereof, or to insist upon a strict compliance with any terms thereof; (vi) whether any Security granted in respect of any Senior Indebtedness is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses; (vii) the date of giving or failing to give notice to or making demand upon the Corporation; or (viii) any other matter whatsoever.
8.3	Subrogation of Debentures
Subject to the payment in full of all Senior Indebtedness, the Debentureholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of assets of the Corporation in respect of and on account of Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Debentureholders, but for the provisions of this Article 8, until the principal of, premium, if any, and interest on the Debentures shall be paid in full. No payment or distribution of assets of the Corporation to the Debentureholders which would be payable or distributable to the holders of Senior Indebtedness pursuant to this Article 8 shall, as between the Corporation, its creditors (other than the holders of Senior Indebtedness) and the Debentureholders, be deemed to be a payment by the Corporation to or on account of the Debentureholders, it being understood that the provisions of this Article 8 are, and are intended, solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 8 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Senior Indebtedness and the Debentureholders), the obligation of the Corporation, which is unconditional and absolute, to pay to the Debentureholders the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Debentureholders and the creditors of the Corporation, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Indenture Trustee or the Holder of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 8, of the holders of Senior Indebtedness upon the exercise of any such remedy.

8.4	No Payment to Debentureholders if Event of Default under the Senior Indebtedness
(a)	Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as hereinafter otherwise provided in section 8.4(c), all principal of and premium or penalty (or any other amounts payable under such Senior Indebtedness), if any, and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal of, premium, if any, and interest on the Debentures is made, including the Redemption Price, any amount owed upon a Change of Control or on the Maturity Date.

(b)	Except as hereinafter otherwise provided in section 8.4(c), the Corporation shall not make any payment, and the Debentureholders shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by compensation, set-off, combination of accounts or realization of security or otherwise in any manner whatsoever) on account of the Indebtedness represented by the Debentures (other than pursuant to section 4.1) (i) in a manner inconsistent with the terms (as they exist on the date hereof) of this Indenture or of the Debentures, or (ii) at any time when a default or an event of default, as defined in any Senior Indebtedness or any instrument evidencing the same and permitting, by the lapse of time or giving of notice, the holders thereof to accelerate the maturity thereof, has occurred under Senior Indebtedness and is continuing and notice of such default or event of default has been given by or on behalf of the holders of Senior Indebtedness to the Corporation, unless and until such Senior Indebtedness have been paid and satisfied in full, or unless and until such default or event of default shall have been cured or waived in writing or shall have ceased to exist in accordance with the provisions of such Senior Indebtedness.

(c)	For greater certainty but without limiting the generality of the foregoing, this section 8.4 shall not be construed so as to prevent the Indenture Trustee from receiving and retaining any payments on account of Debentures which are made (i) in a manner that is consistent with the terms of this Indenture or of the Debentures, and (ii) at any time when no default or event of default (as defined in any Senior Indebtedness or any instrument evidencing the same and permitting, by the lapse of time or giving of notice, the holders thereof to accelerate the maturity thereof) has occurred and is continuing and in respect of which notice has not been given by or on behalf of the holders of Senior Indebtedness to the Corporation.
8.5	Payment on Debentures Permitted
Nothing contained in this Article 8 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by section 8.2 or 8.4, any payment of principal of or interest on the Debentures, except that the Corporation shall not make any such payment other than as contemplated by Article 8 hereof, if it is in default of payment of any Senior Indebtedness. The fact that any such payment is prohibited by section 8.2 or 8.4 shall not prevent the failure to make such payment from being an Event of Default hereunder.
8.6	Authorization of Debentureholders to Trustee to Effect Subordination
Each Holder, by his acceptance thereof, authorizes and directs the Indenture Trustee, on its behalf, to execute and deliver any such subordination agreements with the Corporation and the holders, or representatives or trustees thereof, of Senior Indebtedness, whether outstanding or hereafter Incurred, which Counsel shall advise contains the subordination provisions hereof and as may be necessary in the

Opinion of Counsel or appropriate to effect the subordination provided for in this Article 8 and appoints the Indenture Trustee his attorney-in-fact for any and all such purposes.
8.7	Knowledge of Trustee
Notwithstanding the provisions of this Article 8, the Indenture Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Indenture Trustee, or the taking of any other action by the Indenture Trustee, unless and until the Indenture Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder or representative of any class of Senior Indebtedness.
8.8	Trustee May Hold Senior Indebtedness
The Indenture Trustee is entitled to all the rights set forth in this Article 8 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Indenture Trustee of any of its rights as such holder.
8.9	Rights of Holders of Senior Indebtedness Not Impaired
No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
8.10	Altering the Senior Indebtedness
The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Indenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Indenture Trustee.
8.11	Additional Indebtedness
This Indenture does not restrict the Corporation or its Affiliates from Incurring additional Indebtedness (including additional Senior Indebtedness or Indebtedness ranking pari passu with any Debentures), the issuance or repurchase of securities by the Corporation or its Affiliates or otherwise from hypothecating or charging its property to secure any Indebtedness.
8.12	Right of Debentureholder to Convert Not Impaired
The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 8 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to section 4.1.

ARTICLE 9
COVENANTS OF THE CORPORATION
9.1	Payment of Principal, Premium and Interest
The Corporation covenants and agrees with the Indenture Trustee and for the benefit of the Holders of each Debenture that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with their terms and this Indenture.
9.2	Corporate Existence; Books of Account
The Corporation covenants and agrees with the Indenture Trustee for the benefit of each Holder that:
(a)	it will at all times maintain its corporate existence; and

(b)	it will keep or cause to be kept proper books of account in accordance with Canadian generally accepted accounting principles.
9.3	Compliance Certificate
The Corporation shall deliver to the Indenture Trustee within 140 days after the end of each fiscal year of the Corporation (and at any other reasonable time upon demand by the Indenture Trustee) an Officer’s Certificate stating that the Corporation has complied with all requirements of the Corporation contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time, or otherwise, constitute an Event of Default. If an Event of Default shall have occurred, the certificate shall describe the nature and particulars of the Event of Default and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.
9.4	Notice of Default
The Corporation will promptly notify the Indenture Trustee upon becoming aware of the occurrence of any Event of Default.
9.5	Securities Laws
(a)	The Corporation covenants and agrees with the Indenture Trustee for the benefit of the Holders that:
(i)	it will take all reasonable steps and actions and do all such acts and things as may be required to: (A) as long as it meets the minimum listing requirements of such institutions, maintain the listing and posting for trading of the Debentures and the Common Shares on a Recognized Stock Exchange, and (B) maintain its status as a reporting issuer or equivalent in good standing or equivalent under the Applicable Securities Laws in the provinces and territories of Canada in which the Corporation is currently a reporting issuer or equivalent; and

(ii)	it will, at the relevant times and upon exercise of the relevant rights or elections, comply and take all measures reasonably necessary to comply at all times with sections 3.7(c), 4.1(c) and 5.2(c) including, without limitation, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Laws.

(b)	The Indenture Trustee shall have no obligation to verify information relating to the Corporation’s compliance with this section 9.5 and may act and rely upon all information provided by the Corporation with respect to such compliance, without independent inquiry.
9.6	Reporting
The Corporation shall file with the Indenture Trustee and provide Holders with the documents that must be sent to its shareholders pursuant to Applicable Securities Laws in the provinces and territories of Canada in which the Corporation is a “reporting issuer” (as such term is defined in such Applicable Securities Laws) within the time prescribed by such Applicable Securities Laws for delivery to its shareholders. In the event the Corporation is no longer subject to the continuous disclosure requirement of Applicable Securities Laws, the Corporation shall continue to provide to the Indenture Trustee and the Holders (a) within 90 days after the end of each fiscal year, copies of its annual report and annual financial statements, and (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports under the Applicable Securities Laws in the provinces and territories of Canada in which the Corporation, as at the date hereof, is a “reporting issuer” (as such term is defined in such Applicable Securities Laws). Each of such reports will be prepared in accordance with disclosure requirements of Applicable Securities Laws of the provinces and territories of Canada in which the Corporation, as at the date hereof, is a “reporting issuer” (as such term is defined in such Applicable Securities Laws) and Canadian generally accepted accounting principles.
9.7	Maintain Listings
The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares and the Debentures on the TSX and, if the Common Shares are listed on the NASDAQ, on the NASDAQ, and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation, provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which section 3.9 or Article 14 would apply if carried out in compliance with section 3.9 or Article 14, respectively, even if as a result of such transaction the Common Shares or the Debentures cease to be listed on the TSX or a Recognized Stock Exchange or the Corporation ceases to be a “reporting issuer”.
9.8	Performance of Covenants by Indenture Trustee
If the Corporation fails to perform any of its covenants contained in this Indenture, the Indenture Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Indenture Trustee for such purpose will be repayable as provided in section 9.9 of the Indenture. No such performance or advance by the Indenture Trustee shall relieve the Corporation of any default hereunder or its continuing obligations hereunder.
9.9	Payment of Indenture Trustee’s Remuneration
The Corporation will pay the Indenture Trustee’s reasonable remuneration for its services as Indenture Trustee hereunder (including reimbursement for distributions which include legal services) and will repay to the Indenture Trustee on demand all moneys which shall have been paid by the Indenture Trustee out of its own funds in and about the execution of the trusts hereby created. Any moneys owed to the Indenture Trustee which remain unpaid for a period of 30 days or more from the issue date of the Indenture Trustee’s invoice for such moneys owed shall bear interest at the rate charged by the Indenture Trustee from time to time to its corporate trust customers until the date of payment. All such moneys shall be paid by the Corporation immediately upon receipt of such invoice by the Corporation. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be in course of administration by or under the direction of the court. This section 9.9 shall survive the resignation of the Indenture Trustee or the termination of this Agreement. Notwithstanding the foregoing, the Corporation need not pay or reimburse the Indenture Trustee for expenses, disbursements or advances if the Indenture Trustee incurred such expenses, disbursements or advances as a result of its dishonesty, bad faith, wilful misconduct, negligence or reckless disregard of a right, duty or obligation by the Indenture Trustee.
ARTICLE 10
EVENTS OF DEFAULT AND REMEDIES
10.1	Events of Default and Enforcement
If and when any one or more of the following events (herein called an “Event of Default”) shall happen with respect to the Debentures, namely:
(a)	a default in payment of principal (and premium, if any) on any Debentures when due;

(b)	a default in payment of interest on any Debentures when due and payable and the continuance of such default for 30 days;

(c)	a default in the observance of the covenant contained in section 9.5(a) and the continuance of such default for 10 Business Days;

(d)	a default in performing or observing any of the other covenants, agreements or obligations of the Corporation as described herein and the continuance of such default for 60 days after written notice to the Corporation by the Indenture Trustee or by the Holders of not less than 25% in principal amount of Outstanding Debentures requiring the same to be remedied, or such longer period of time as the Indenture Trustee (having regard to the subject matter of neglect or non-observance) shall agree to;

(e)	the failure to make an Offer to Purchase upon a Change of Control;

(f)	a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Corporation bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Corporation, under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous applicable law of Canada or any province thereof, and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation or of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 60 consecutive days; or any substantial part of the property of the Corporation shall be sequestered or attached and shall not be returned to the possession of the Corporation or released from such attachment, as the case may be, whether by filing of a bond, or stay or otherwise, within 60 consecutive days thereafter; or

(g)	the Corporation shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous applicable law of Canada or any province thereof or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Corporation in furtherance of any of the aforesaid actions;
then, and in each and every such case which has happened and is continuing, the Indenture Trustee may, in its discretion, and shall, upon the written request of the Holders of not less than 50% in principal amount of the Outstanding Debentures at such time (or, if there is a Global Debenture Outstanding, a written request of the Participants having received instructions from the Beneficial Holders holding at least 50% of the Outstanding Debentures), declare the principal of (and premium, if any) together with accrued interest on all such Debentures to be due and payable immediately, by a Notice in writing to the Corporation (and to the Indenture Trustee if given by the Holders), and upon any such declaration such principal amount and premium, if any, together with accrued interest thereon, shall become immediately due and payable. If the Indenture Trustee fails to notify in writing the Corporation pursuant to the terms hereof, the Debentureholders having provided the written request to the Indenture Trustee may do so.
10.2	Notice of Event of Default
The Indenture Trustee shall give to the Holders within five days after the Indenture Trustee becomes aware by way of written Notice of the occurrence of an Event of Default, Notice of every Event of Default so occurring and continuing at the time the Notice is given, unless the Indenture Trustee reasonably and in good faith determines that the withholding of such Notice is in the best interests of the Holders and gives written Notice of such determination to the Corporation. When a Notice of the occurrence of an Event of Default is given by the Indenture Trustee pursuant to this section 10.2 and the Event of Default is thereafter waived, the Indenture Trustee shall give Notice that the Event of Default is no longer outstanding to all Holders to whom Notice of the occurrence of the Event of Default was given within five days after the Indenture Trustee becomes aware, by written Notice given by the Corporation to the Indenture Trustee, that the Event of Default has been waived and is no longer outstanding.
10.3	Waiver of Declaration
At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to section 10.1 and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided, the Holders of not less than 50% in principal amount of Outstanding Debentures, by written Notice to the Corporation and the Indenture Trustee, may thereupon rescind and annul such declaration and its consequences if the Corporation has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(a)	all overdue interest on all Debentures;

(b)	the principal of (and premium, if any) any of the Debentures which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debentures; and

(c)	to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate or rates prescribed therefor in such Debentures; and
all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture.

10.4	Waiver
(a)	The Holders of not less than 50% in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all Debentures waive any past default hereunder and its consequences, except a default:
(i)	in the payment of the principal of (or premium, if any) or interest on any Debentures; or

(ii)	in respect of a covenant or provision hereof that under Article 17 cannot be modified or amended without an Extraordinary Resolution passed by the Holders.
(b)	Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
10.5	Other Remedies
(a)	If an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debentures or to enforce the performance of any term of the Debentures or this Indenture.

(b)	The Indenture Trustee may maintain a Proceeding even if it does not possess any Debentures or does not produce any of them in the Proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
10.6	Application of Money Collected
Any money collected by the Indenture Trustee pursuant to this Article in respect of Debentures shall (subject to any claims having priority under Applicable Law) be applied in the following order, at the dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debentures and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid):
(a)	first, to the payment of all amounts due to the Indenture Trustee under this Indenture with respect to such Debentures;

(b)	second, to the payment of accrued interest on such Debentures;

(c)	third, to the payment of the principal of (and premium, if any) on such Debentures;

(d)	fourth, to the payment of any other amounts with respect to such Debentures; and

(e)	fifth, to whomever may be lawfully entitled to receive the balance of such money.

10.7	Control by Holders
The Holders of at least 25% in principal amount of the Outstanding Debentures may:
(a)	direct the time, method and place in the Province of Ontario of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it with respect to the Debentures; and

(b)	take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debentures under any provisions of this Indenture or under Applicable Law.
The Indenture Trustee may refuse, however, to follow any direction that conflicts with law or this Indenture.
10.8	Limitation on Suits
(a)	No Holder of any Debenture will have any right to pursue any remedy (including any action, suit or proceeding authorized or permitted by this Indenture or pursuant to Applicable Law) with respect to this Indenture or the Debentures unless: (i) the Holder gives to the Indenture Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then Outstanding Debentures make a request in writing to the Indenture Trustee to pursue the remedy; (iii) such Holder or Holders offer or provide to the Indenture Trustee security and indemnity in form satisfactory to the Indenture Trustee against any loss, liability or expense; (iv) the Indenture Trustee does not comply with the request within 30 days after receipt of such request and indemnity; and (v) during such 30 day period the Holders of a majority in principal amount of Outstanding Debentures do not give the Indenture Trustee a direction inconsistent with the request.

(b)	Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
10.9	Collection Suit by Indenture Trustee
If an Event of Default specified in clause (a), (b), (c) or (d) of section 10.1 occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee against the Corporation for the whole amount of principal (and premium, if any) and interest remaining unpaid.
10.10	Indenture Trustee May File Proofs of Claim
The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and the Holders lodged or allowed in any judicial proceedings relative to the Corporation, its creditors or its property.
10.11	Undertaking for Costs
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This section 10.11 does not apply to a suit by the Indenture Trustee, a suit by a Holder pursuant to section 10.8, or a suit by any Holder or group of Holders of more than 50% in principal amount of the Outstanding Debentures.
10.12	Delay or Omission Not Waiver
No delay or omission of the Indenture Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.
10.13	Remedies Cumulative
No remedy herein conferred upon or reserved to the Indenture Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.
10.14	Judgment Against the Corporation
The Corporation covenants and agrees with the Indenture Trustee that, in case of any Proceeding to obtain judgment for payment of the principal of, premium, if any, or interest, if any, on the Debentures, judgment may be rendered against it in favour of the Holders or in favour of the Indenture Trustee, as holder of a power of attorney for the Holders, for the amount which may remain due in respect of the Debentures and the interest and premium, if any, thereon.
ARTICLE 11
SATISFACTION AND DISCHARGE
11.1	Non-Presentation of Debentures
If any Debentureholder fails to present any Debentures for payment on the date on which the principal of, premium, if any, or interest thereon, becomes payable, whether on a Redemption Date, Payment Date, Maturity Date or any other repayment date, or shall not accept payment on account thereof and give such receipt therefor, if any, as the Indenture Trustee may require:
(a)	the Corporation shall thereafter be entitled to pay or deliver to the Indenture Trustee and direct the Indenture Trustee to set aside,

(b)	in respect of moneys or Common Shares in the hands of the Indenture Trustee which may or should be applied to the payment of the Debentures, the Corporation shall thereafter be entitled to direct the Indenture Trustee to set aside, or

(c)	if the redemption was made pursuant to any Notice given by the Indenture Trustee, the Indenture Trustee may itself thereafter set aside, the principal of, premium, if any, and interest on such Holder’s Debentures, in trust to be paid to such Debentureholder upon due presentation or surrender of such Debentures in accordance with the provisions of this Indenture; and thereupon the principal of, premium, if any, and interest payable on each Debenture in respect whereof such moneys and, if permitted hereunder, Common Shares have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except to receive delivery and payment of the moneys or Common Shares, if applicable, so set aside by the Indenture Trustee upon due presentation and surrender thereof, subject to the provisions of section 2.4. For greater certainty, the provisions of Article 6 shall not prevent the application of moneys received by the Trustee pursuant to this section 11.1 to the payment of principal, premium, if any, and interest on such Holder’s Debentures.
11.2	Repayment of Unclaimed Moneys or Common Shares
Any moneys or Common Shares, if applicable, set aside under section 11.1 and not claimed by and paid to the Holders as provided in section 11.1 within three years after the date of such setting aside shall be repaid and delivered to the Corporation by the Indenture Trustee on demand and thereupon the Indenture Trustee shall be released from all further liability with respect to such moneys or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such moneys or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the moneys or Common Shares, if applicable, due thereon from the Corporation up to such time as the right to proceed against the Corporation for recovery of such moneys or Common Shares, if applicable, has become statute barred under the laws of the Province of Ontario.
11.3	Discharge
The Indenture Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Indenture Trustee), upon proof being given to the reasonable satisfaction of the Indenture Trustee that the principal of, premium, if any, and interest (including interest on amounts in default, if any) on all of the Debentures and all other moneys payable hereunder have been paid or satisfied or that, all of the Debentures having matured or having been duly called for redemption, payment of the principal of, premium, if any, and interest (including interest on amounts in default, if any) on such Debentures and all other moneys payable hereunder have been duly and effectually provided for in accordance with the provisions hereof.
ARTICLE 12
THE INDENTURE TRUSTEE
12.1	Duties of Indenture Trustee
In the exercise of its rights, duties and obligations prescribed or conferred by this Indenture, the Indenture Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances. Subject to the foregoing, the Indenture Trustee shall be liable only for an act or failure to act arising from or in connection with the wilful misconduct or gross negligence by the Indenture Trustee. The Indenture Trustee shall not be liable for any act or default on the part of any agent employed by it or for permitting any agent or co-trustee to receive and retain any moneys payable to the Indenture Trustee under this Indenture, except as aforesaid.
12.2	Employ Agents
The Indenture Trustee may, but is not required to, employ (at the expense of the Corporation) such Counsel, agents and other assistants as it may reasonably require for the proper determination and discharge of its duties under this Indenture, and shall not be responsible for any negligence or misconduct on the part of any such Counsel, agent or other assistant or for any liability incurred by any Person as a result of not employing such Counsel, agent or other assistant, and may pay reasonable remuneration for all services performed for it with respect to this Indenture, and shall be entitled to receive reimbursement for all reasonable disbursements, costs, liabilities and expenses made or incurred by it with respect to this Indenture. All such disbursements, costs, liabilities and expenses in relation to this Indenture and all expenses incidental to the preparation, execution, creation and issuance of the Debentures, whether done or incurred at the request of the Indenture Trustee or the Corporation, shall bear interest at the posted annual rate of interest charged by the Indenture Trustee from time to time to its corporate trust customers from the date which is 30 days following receipt by the Corporation of an invoice from the Indenture Trustee with respect to such expenses until the date of reimbursement and shall (together with such interest) be paid by the Corporation immediately upon receipt of such invoice.
12.3	Reliance on Evidence of Compliance
In the exercise of its rights, duties and obligations under this Indenture, the Indenture Trustee may, if it is acting in good faith, act and rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, Opinions of Counsel, reports, directions, orders, certificates and Certificates of the Corporation required by the Indenture Trustee to be furnished to it in the exercise of its rights, duties and obligations under this Indenture, if the Indenture Trustee examines such statutory declarations, Opinions of Counsel, reports, directions, orders, certificates or Certificates of the Corporation and determines that they indicate compliance with the applicable requirements of this Indenture.
12.4	Provision of Evidence of Compliance to Indenture Trustee
In addition to any other provisions of this Indenture, the Indenture Trustee may, at any time any action is taken which relates to any of paragraphs (a) through (c) below, and acting in good faith, require evidence of compliance with the conditions precedent provided for in this Indenture relating to:
(a)	the certification pursuant to section 2.7 and delivery of Debentures;

(b)	the satisfaction and discharge of this Indenture; or

(c)	the taking of any other action or step to be taken by the Indenture Trustee at the request, or on the application, of the Corporation.
12.5	Contents of Evidence of Compliance
Evidence of compliance required by section 12.4 shall consist of:
(a)	a Certificate of the Corporation that the conditions precedent referred to in such Certificate have been complied with in accordance with the terms of this Indenture;

(b)	in the case of conditions precedent compliance with which are, pursuant to this Indenture, made subject to review or examination by Counsel, an Opinion of Counsel to the Corporation that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

(c)	in the case of conditions precedent compliance with which are subject to the review or examination by auditors or appraisers, an opinion or report of a chartered accountant or appraiser, as the case may be, approved by the Indenture Trustee acting reasonably, that such conditions precedent have been complied with in accordance with the terms of this Indenture.

12.6 Advice of Experts
The Indenture Trustee may act or not act and rely or not rely, and shall be protected in acting or not acting and relying or not relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuer, engineer, surveyor or other expert, whether obtained by the Indenture Trustee or by the Corporation, and, if acting in good faith, may rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and may obtain such assistance as may be necessary to the proper determination and discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants, and all reasonable costs and out-of-pocket expenses arising from the securing of such opinion, advice or assistance shall become and form party of the Indenture Trustee’s remuneration hereunder.
12.7	Indenture Trustee May Deal in Debentures
In its personal capacity or any other capacity, the Indenture Trustee, and each Affiliate of the Indenture Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debentures and generally contract and enter into financial transactions with the Corporation and any Affiliate of the Corporation without being liable to account for any profits made thereby.
12.8	Conditions Precedent to Indenture Trustee’s Obligation to Act
(a)	The Indenture Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations imposed under the Indenture or to supervise or interfere with any of the activities of the Corporation, or to do or take any act, action or Proceeding by virtue of the powers conferred on it by this Indenture, unless and until it shall have been required to do so under the terms of this Indenture; nor shall the Indenture Trustee be required to take notice of any default or Event of Default, other than in payment of any moneys required by this Indenture to be paid to the Indenture Trustee, unless and until notified in writing of such default or Event of Default by the Corporation or by any Holder, which notice shall distinctly specify default or Event of Default, and in the absence of any such notice the Indenture Trustee may conclusively assume that no default or Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion given to the Indenture Trustee in this Indenture to determine whether or not to take action with respect to any default or Event of Default or with respect to any such requisition.

(b)	The obligation of the Indenture Trustee to do any of the actions referred to in section 12.8(a), including to commence or to continue any Proceeding or any right of the Indenture Trustee or the Holders, shall be conditional upon the Holders furnishing, when required by notice in writing by the Indenture Trustee, sufficient funds to commence or continue such action and an indemnity satisfactory to the Indenture Trustee to protect and hold harmless the Indenture Trustee against the costs, charges, expenses and liabilities which may result from such action and any loss and damage the Indenture Trustee may suffer by reason of such action.

(c)	Before commencing or at any time during the continuance of any Proceeding, the Indenture Trustee may require the Holders on whose behalf it is acting to deposit with the Indenture Trustee the Debentures held by them, and the Indenture Trustee shall issue receipts for such Debentures.

12.9	Indenture Trustee Not Required to Give Security
The Indenture Trustee shall not be required to give Security for its conduct or administration under this Indenture.
12.10	Resignation or Removal of Indenture Trustee; Conflict of Interest
(a)	The Indenture Trustee represents and warrants to the Corporation that at the time of the execution and delivery of this Indenture no material conflict of interest exists with respect to the Indenture Trustee’s role as a fiduciary hereunder.

(b)	The Indenture Trustee may resign as trustee hereunder by giving not less than 60 days notice in writing to the Corporation or such shorter notice as the Corporation may accept as sufficient. The Indenture Trustee shall resign if a material conflict of interest arises with respect to its role as trustee under this Indenture that is not eliminated within 90 days after the Indenture Trustee becomes aware of such conflict of interest. Immediately after the Indenture Trustee becomes aware that it has a material conflict of interest it shall provide the Corporation with written notice of the nature of that conflict. Upon any such resignation, the Indenture Trustee shall be discharged from all further duties and liabilities under this Indenture. None of the validity and enforceability of this Indenture or the Debentures shall be affected in any manner whatsoever by reason only of the existence of a material conflict of interest on the part of the Indenture Trustee (whether arising prior to or after the date of this Indenture). If the Indenture Trustee does not comply with this section, any Holder or the Corporation may apply to the Ontario Superior Court of Justice in the judicial district of Toronto for an order that the Indenture Trustee be replaced as trustee under this Indenture.

(c)	In the event of the Indenture Trustee resigning or being removed by the Holders by Extraordinary Resolution or by the Corporation or being dissolved, becoming insolvent or bankrupt, going into liquidation or otherwise becoming incapable of acting as trustee under this Indenture, the Corporation shall immediately appoint a successor Indenture Trustee unless a successor Indenture Trustee has already been appointed by the Holders; failing such appointment by the Corporation, the retiring Indenture Trustee or any other Holder may apply to a judge of the Ontario Superior Court of Justice in the judicial district of Toronto, on such notice as such judge may direct, for the appointment of a successor Indenture Trustee. The successor Indenture Trustee so appointed by the Corporation or by such court shall be subject to removal by the Holders by way of an Act of Holders. Any successor Indenture Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust corporation in Canada or the Province of Ontario. On any appointment of the successor Indenture Trustee, the successor Indenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Indenture Trustee. The expenses of all acts, documents and Proceedings required under this section will be paid by the Corporation in the same manner as if the amount thereof were fees payable to the Indenture Trustee under this Indenture.

(d)	Any successor Indenture Trustee shall, immediately upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts under this Indenture, with like effect as if originally named as Indenture Trustee hereunder. Nevertheless, upon the written request of the successor Indenture Trustee or of the Corporation and upon payment of all outstanding fees and expenses, including those owed to the Indenture Trustee ceasing to act, the Indenture Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Indenture Trustee, upon the trusts expressed in this Indenture, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property (including money) held by such Indenture Trustee to the successor Indenture Trustee in its place. Should any deed, conveyance or other document in writing from the Corporation be required by any successor Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Indenture Trustee, be made, executed, acknowledged and delivered by the Corporation.
(e)	Any corporation into which the Indenture Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Indenture Trustee is a party shall be a successor Indenture Trustee under this Indenture, without the execution of any document or any further act; provided that such successor Indenture Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the Province of Ontario and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.
12.11	Authority to Carry on Business; Resignation
The Indenture Trustee represents and warrants to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust corporation in Canada. If the Indenture Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust corporation in Canada, either become so authorized or resign in the manner and with the effect specified in section 12.10.
12.12	Protection of Indenture Trustee
By way of supplement to any Applicable Law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Indenture Trustee, it is expressly agreed that:
(a)	the Indenture Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representations and warranties contained in sections 2.7(d), 12.1, 12.10(a) and 12.13 which are being given by the Indenture Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	the Indenture Trustee shall not be bound to give to any Person notice of the execution of this Indenture unless and until an Event of Default and a declaration of acceleration has occurred, and the Indenture Trustee has determined or become obliged to enforce the same;

(c)	the Indenture Trustee shall not incur any liability or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or of any acts of the agents or servants of the Corporation;

(d)	the Corporation indemnifies and saves harmless the Indenture Trustee and its officers, directors and employees and agents from and against any and all liabilities, losses, costs,

claims, actions, expenses (including legal fees and disbursements on a solicitor and client basis) or demands whatsoever which may be brought against the Indenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including those arising out of or related to actions taken or omitted to be taken by the Indenture Trustee contemplated by this Indenture, and including legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Indenture Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Indenture Trustee, save only in the event of the gross negligence or the wilful misconduct of the Indenture Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Indenture Trustee;
(e)	without limiting the generality of section 12.12(d), the Corporation will indemnify and hold harmless the Indenture Trustee and upon written request reimburse the Indenture Trustee for the amount of (i) any taxes levied or imposed and paid by the Indenture Trustee as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties and interest) arising therefrom or with respect thereto paid by the Indenture Trustee as a result of payments made under or with respect to the Debentures, (iii) any liability (including penalties and interest) arising from a Common Share Interest Payment Election, and (iv) any taxes levied or imposed and paid by the Indenture Trustee with respect to reimbursement under (i), (ii) and (iii) above, but excluding any taxes on the Indenture Trustee’s net income arising from fees for acting as the trustee hereunder or in respect of the Indenture Trustee’s capital.
(f)	the Indenture Trustee shall not be liable by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture or any Offering Document or in the Debentures or be required to verify the same, but all statements or implications shall be deemed to have been made by the Corporation only;
(g)	the Indenture Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it under this Indenture, act by the responsible officers of the Indenture Trustee; the Indenture Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon such terms and conditions and subject to such regulations as the Indenture Trustee may think to be in the best interest of the Holders;
(h)	the Indenture Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter under this Indenture, unless the Indenture Trustee shall have received from the Corporation or a Holder written notice stating the matter in respect of which the Indenture Trustee should have notice or actual knowledge;
(i)	the Indenture Trustee shall not be bound to act in accordance with any direction or request of the Corporation until an executed copy of the document containing the direction or request has been delivered to the Indenture Trustee, and the Indenture Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any document purporting to be a Debenture and believed by the Indenture Trustee to be genuine; and

(j)	the Indenture Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Corporation or of any Person on whose signature the Indenture Trustee may be called upon to act or refrain from acting under this Indenture.
12.13 Additional Representations and Warranties of Indenture Trustee
The Indenture Trustee represents and warrants to the Corporation that:
(a)	the Indenture Trustee is a trust corporation validly existing under the laws of its jurisdiction of incorporation;

(b)	the Indenture Trustee has full power, authority and right to execute and deliver and perform its obligations under this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

(c)	this Indenture has been duly executed and delivered by the Indenture Trustee.
12.14 Third Party Interests
The Corporation hereby represents to the Indenture Trustee that any account to be opened by, or interest to held by, the Indenture Trustee in connection with this Indenture for or to the credit of the Corporation, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Indenture Trustee’s prescribed form as to the particulars of such third party.
12.15 Indenture Trustee Not Bound to Act
The Indenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Indenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Indenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation provided: (a) that the Indenture Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) that if such circumstances are rectified to the Indenture Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.
12.16 Compliance with Privacy Laws
The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, the “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Indenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Indenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Indenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.
ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS
13.1 Purposes for Which Meetings May be Called
A meeting of Debentureholders may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by this Indenture to be made, given or taken by Debentureholders.
13.2 Call, Notice and Place of Meetings
(a)	The Indenture Trustee may at any time and from time to time, and shall, on receipt of a Written Request or a requisition in writing made by the Holders of at least 5% in principal amount of the Outstanding Debentures and upon being indemnified and funded to its reasonable satisfaction by the Corporation or upon being funded and indemnified to its reasonable satisfaction by the Holders making such requisition, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, call a meeting of Debentureholders for any purpose specified in section 13.1, to be held at such time and at such place in the City of Toronto, Province of Ontario, as the Indenture Trustee shall determine. Notice of every meeting of Debentureholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in section 16.2, not less than 21 or more than 60 days prior to the date fixed for the meeting.

(b)	If at any time the Corporation pursuant to a Board Resolution, or the Holders of at least 5% in principal amount of the Outstanding Debentures shall have requested the Indenture Trustee to call a meeting of the Debentureholders for any purpose specified in section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication, or mailing, as the case may be, of the notice of such meeting within 30 days after receipt of such request, funding and indemnity or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Corporation or the Debentureholders in the amount above specified, as the case may be, may determine the time and the place in the City of Toronto, Province of Ontario, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in section 13.2(a).
13.3 Proxies
A Debentureholder may be present and vote at any meeting of Debentureholders, and may sign written resolutions and other instruments in writing in lieu of a meeting as contemplated in section 13.8, by an authorized representative. The Corporation (in case it makes a Written Request for the meeting or convenes the meeting) or the Indenture Trustee (in any other case) may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Debentureholders to vote at any such meeting by proxy:

(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)	the deposit of instruments appointing proxies at such place as the Indenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Corporation or to the Indenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
13.4 Persons Entitled to Vote at Meetings
To be entitled to vote at any meeting of Debentureholders, a Person shall be: (a) a Holder of one or more Outstanding Debentures; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its Counsel and any representatives of the Corporation and its Counsel.
13.5 Quorum; Action
(a)	Persons entitled to vote 25% in principal amount of Outstanding Debentures shall constitute a quorum for a meeting of Debentureholders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Debentureholders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, the Debentureholders present or represented at such adjourned meeting shall constitute the quorum and the business for which the meeting was adjourned may be transacted. Notice of the reconvening of any adjourned meeting shall be given as provided in section 13.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

(b)	Except as limited by section 17.1(b), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of Holders of a majority in principal amount of the Debentures present or represented by proxy at such meeting or adjourned meeting; provided, however, that, except as limited by section 17.1(b), any resolution with respect to any Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of Outstanding Debentures.

(c)	Any resolution passed or decision taken at any meeting of Debentureholders duly held in accordance with this section 13.1 will be binding on all Debentureholders, whether or not present or represented at the meeting.
13.6 Determination of Voting Rights; Chairman; Conduct and Adjournment of Meetings
(a)	Notwithstanding any other provisions of this Indenture, the Indenture Trustee or the Corporation, with the approval of the Indenture Trustee, may make, and from time to time may vary, such reasonable regulations as it may deem advisable for any meeting of Debentureholders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted by any such regulations, the holding of Debentures shall be proved in the manner specified in section 1.12 and the appointment of any proxy shall be proved in the manner specified in section 1.12. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in section 1.12 or other proof.

(b)	The Indenture Trustee shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Corporation or by Debentureholders as provided in section 13.2(b), in which case the Corporation or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a chairman and secretary.

(c)	At any meeting of Debentureholders, each Holder of a Debenture or proxy shall be entitled to one vote for each one thousand US Dollars ($1,000) principal amount of Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

(d)	Any meeting of Debentureholders duly called pursuant to section 13.2(b) at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of Outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.
13.7 Counting Votes and Recording Action of Meetings
The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be inscribed the signatures of the Debentureholders or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Debentures held or represented by them. The chairman of the meeting shall appoint two scrutineers of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in section 13.2 and, if applicable, section 13.5. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Corporation, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
13.8 Instruments in Writing
All actions which may be taken and all powers which may be exercised by the Holders at a meeting held as hereinbefore in this Article 13 may also be taken and exercised (a) by the Holders of a majority in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are not Extraordinary Resolutions and (b) by the Holders of not less than 66 2/3% in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are Extraordinary Resolutions and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.
13.9 Holdings by the Corporation Disregarded
In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Indenture, the Debentures owned legally or beneficially by the Corporation shall be disregarded.
13.10 No Consent
Notwithstanding anything to the contrary contained herein, no consent, waiver, resolution or other action of the Debentureholders will be required in connection with a reclassification, reorganization, consolidation, amalgamation, merger or arrangement of the Issuer and the Debentureholders will have no voting or other approval rights with respect to any such transaction.
ARTICLE 14
AMALGAMATION, CONSOLIDATION, CONVEYANCE,
TRANSFER OR LEASE
14.1	Amalgamation and Consolidations of Corporation and Conveyances Permitted Subject to Certain Conditions
Subject to Article 15, the Corporation will not consolidate or amalgamate with any other corporation or enter into any reorganization or arrangement or effect any conveyance, sale, transfer or lease of all or substantially all of its assets, unless in any such case:
(a)	either the Corporation shall be the continuing corporation, or the successor corporation (or the Person that leases or that acquires by conveyance, sale or transfer all or substantially all of the Corporation’s assets) (such corporation or Person being referred to as the “Successor Corporation”) is organized or existing under the laws of Canada or any province or territory thereof, or of the United States of America or a state thereof or of the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, the premium, if any, and interest on all Outstanding Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Corporation by supplemental indenture satisfactory to the Indenture Trustee, executed and delivered to the Indenture Trustee by such corporation;

(b)	the Debentures will be valid and binding obligations of the Successor Corporation entitling the Holders thereof, as against the Successor Corporation, to all the rights of Debentureholders under this Indenture;

(c)	the Corporation or such Successor Corporation, as the case may be, shall not immediately thereafter be in default under this Indenture or the Debentures;

(d)	in the case of a Person constituted or organized under the laws of a province, territory, state or jurisdiction other than the laws of the Province of Ontario, such Person shall attorn to the jurisdiction of the courts of the Province of Ontario in the event of any dispute, conflict or litigation relating to, arising out of or based on this Indenture or the Debentures; and

(e)	no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor Corporation (immediately after such transaction) and after giving full effect thereto or immediately after the Successor Corporation shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.
14.2 Rights and Duties of Successor Corporation
(a)	In case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease and upon any such assumption by the Successor Corporation, such Successor Corporation shall agree to be bound by the terms of this Indenture as principal obligor in place of the Corporation, with the same effect as if it had been named herein as the Corporation. Such Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all Debentures which theretofore shall not have been signed by the Corporation and delivered to the Indenture Trustee. All Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures have been issued at the date of the execution hereof.

(b)	In the case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate.
14.3 Officer’s Certificate and Opinion of Counsel
The Indenture Trustee must receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, reorganization, arrangement, lease, transfer, sale or conveyance, and any such assumption, comply with the provisions of this Article 14.
ARTICLE 15
COMPULSORY ACQUISITION
15.1 Definitions
In this Article:

(a)	“Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Ontario);

(b)	“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in section 15.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(c)	“Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offerer’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d)	“offer to acquire” includes an acceptance of an offer to sell;

(e)	“Offerer” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Debentures;

(f)	“Offerer’s Notice” means the notice described in section 15.3; and

(g)	“Offerer’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person or company acting jointly or in concert with the Offeror.
15.2 Offer for Debentures
If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:
(a)	within the time provided in the Offer for its acceptance or within 45 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders holding at least 90% of the outstanding principal amount of the Debentures, other than the Offerer’s Debentures;

(b)	the Offeror has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with sections 15.3 and 15.5;
the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.
15.3 Offerer’s Notice to Dissenting Debentureholders
Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to section 15.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offerer’s Notice”) to each Dissenting Debentureholder stating that:
(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offerer’s Debentures, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)	Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offerer’s Notice; and

(d)	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Indenture Trustee or such other documents as the Indenture Trustee or such other Person may require in lieu thereof within 21 days after the date of the sending of the Offerer’s Notice.
15.4 Delivery of Debenture Certificates
A Dissenting Debentureholder to whom an Offerer’s Notice is sent pursuant to section 15.3 shall, within 21 days after the sending of the Offerer’s Notice, send his Debenture certificate(s) to the Indenture Trustee duly endorsed for transfer or such other documents as the Indenture Trustee or such other Person may require in lieu thereof.
15.5 Payment of Consideration to Trustee
Within 21 days after the Offeror sends an Offerer’s Notice pursuant to section 15.3, the Offeror shall pay or transfer to the Indenture Trustee, or to such other Person as the Indenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to section 15.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.
15.6 Consideration to be held in Trust
The Indenture Trustee, or the Person directed by the Indenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under section 15.5. The Indenture Trustee, or such Persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.
15.7 Completion of Transfer of Debentures to Offeror
Within 30 days after the date of the sending of an Offerer’s Notice pursuant to section 15.3, the Indenture Trustee, if the Offeror has complied with section 15.5, shall:
(a)	do all acts and things and execute and cause to be executed all instruments as in the Indenture Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)	send to each Dissenting Debentureholder who has complied with section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 15; and

(c)	send to each Dissenting Debentureholder who has not complied with section 15.4 a notice stating that:

(i)	his Debentures have been transferred to the Offeror;

(ii)	the Indenture Trustee or some other Person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)	the Indenture Trustee, or such other Person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Indenture Trustee or such other Person may require in lieu thereof;
and the Trustee is hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.
15.8 Communication of Offer to the Corporation
An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation and the Indenture Trustee.
ARTICLE 16
NOTICES
16.1 Notice to Corporation
Any Notice to the Corporation shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to the Corporation, at:
STUDENT TRANSPORTATION INC.
3349 Highway 138
Building B, Suite D
Wall NJ 07719
USA
Attention:           Chief Executive Officer
Facsimile No.:    (732) 280-4213
and such Notice shall be deemed to have been received by the Corporation, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail from a destination within Canada, or only airmail, postage prepaid, if sent from a destination outside Canada. The Corporation may from time to time notify the Indenture Trustee of a change in address or facsimile number by Notice given as provided in section 16.3.
16.2 Notice to Holders
(a)	Any Notice to Debentureholders may be effectively given if delivered, sent by facsimile transmission (with receipt confirmed), or mailed, in each case at post office address appearing in the relevant register and such Notice shall be deemed to have been received by a Holder, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed) on the day of transmittal of such Notice if sent before 5:00 p.m. on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail to a destination within Canada, or only by airmail, postage prepaid, if sent to a destination outside Canada.

(b)	If the regular mail service is suspended or for any other reason it shall be impracticable to give Notice to Debentureholders by mail, then such notification to Debentureholders may be given by the publication of the Notice once in a daily newspaper with national circulation in Canada or in any other manner approved by the Indenture Trustee, and it shall constitute sufficient Notice to such Holders for every purpose hereunder. In any case where Notice to Debentureholders is given by mail, neither the failure to mail such Notice nor any defect in any Notice so mailed to any particular Holder shall affect the sufficiency of such Notice with respect to other Debentureholders.

(c)	Any Notice sent to the Debentureholders as provided above shall be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.
16.3 Notice to Indenture Trustee
Any Notice to the Indenture Trustee shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to the Indenture Trustee, at:
COMPUTERSHARE TRUST COMPANY OF CANADA
100 University Avenue
9th Floor, North Tower
Toronto, Ontario, M5J 2Y1
Attention:         Manager, Corporate Trust
Facsimile No.:   (416) 981-9777
and such Notice shall be deemed to have been received by the Indenture Trustee, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail from a destination within Canada, or only by airmail, postage prepaid, if sent from a destination outside Canada. The Indenture Trustee may from time to time notify the Corporation of a change in address or facsimile number by Notice given as provided in section 16.1.
ARTICLE 17
SUPPLEMENTAL INDENTURES AND AMENDMENTS
17.1 Supplemental Indentures
(a)	Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Indenture Trustee may, subject to the provisions of this Indenture, and the Indenture Trustee shall, upon the receipt of a Written Request or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture (each such deed or indenture a “Supplemental Indenture”) for any one or more of the following purposes:

(i)	adding to the covenants of the Corporation contained in this Indenture for the benefit of the Holders or surrendering any right or power herein conferred upon the Corporation;

(ii)	changing or eliminating any restrictions on the payment of principal, the premium, if any, of Debentures provided that Counsel to the Indenture Trustee shall be of the opinion that such provisions do not individually or in the aggregate adversely affect the interests of the Holders;

(iii)	giving effect to any Extraordinary Resolution in accordance with this Indenture;

(iv)	making such provisions, not substantially inconsistent with this Indenture, as may be necessary or desirable with respect to matters arising under this Indenture which, in the opinion of the Indenture Trustee, are expedient to make; provided that the Indenture Trustee or Counsel to the Indenture Trustee shall be of the opinion that such provisions do not individually or in the aggregate adversely affect the interests of the Holders or the Indenture Trustee;

(v)	without limiting Article 16, evidencing the succession, or successive successions, of any Successor Corporation to the Corporation and the covenants and obligations of the Corporation under this Indenture assumed by any such Successor Corporation in accordance with the terms of this Indenture;

(vi)	providing for altering this Indenture in respect of the exchange or transfer of Debentures, provided that any such action shall not adversely affect the interests of the Debentureholders;

(vii)	making any addition to, or modification, amendment or elimination of any of the terms of, this Indenture which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any Applicable Law or requirement of any Governmental Authority, the provisions of which apply to the Corporation, the Indenture Trustee or this Indenture, provided that any such addition to, or modification, amendment or elimination of terms of, this Indenture do not adversely affect the interests of the Holders;

(viii)	making any changes or corrections in this Indenture which Counsel to the Corporation shall have advised the Corporation and the Indenture Trustee are non-substantive corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or any clerical omission or mistake or manifest error contained in this Indenture or in any deed, or indenture supplemental hereto or thereto;

(ix)	evidencing and providing for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures, and adding to or changing any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee; and

(x)	any other purposes considered appropriate by the Indenture Trustee which, in the opinion of the Indenture Trustee, do not individually or in the aggregate adversely affect the interests of the Holders.

(b)	With the consent of the Holders of not less than a majority in principal amount of Outstanding Debentures, by Act of Holders delivered to the Corporation and the Indenture Trustee, the Corporation, when authorized by a Board Resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the said Holders under this Indenture of such Debentures provided, however, that no such Supplemental Indenture shall be entered into by the Indenture Trustee in connection with the following, without an Extraordinary Resolution passed by the Debentureholders:
(i)	change the Stated Maturity date of the principal of, or any instalment of interest on, any Debenture, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the currency in which any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity date thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)	reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of section 13.5 for quorum or sections 13.6(a) to 13.6(d) for voting;

(iii)	change the Conversion Price or the method of calculating the number of Additional Shares issuable in the event of a Change of Control under this Indenture; or

(iv)	modify any of the provisions of this section 17.1, or section 10.4(a), except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Debentureholders expressed by Extraordinary Resolution.
(c)	It shall not be necessary for any Act of Holders under section 17.1(b) to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act of Holders shall approve the substance thereof.

(d)	The obligations, responsibilities, functions, immunities and remuneration of the Indenture Trustee cannot be changed by supplemental indenture, amendment or any other method without the express written permission and assent of the Indenture Trustee to any such change.
17.2 Execution of Supplemental Indentures
In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article 17 or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to section 12.1, shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a Supplemental Indenture executed pursuant to this section 17.2, that the Indenture Trustee is authorized to execute and deliver such Supplemental Indenture without the consent of the Holders and, in connection with a Supplemental Indenture executed pursuant to section 17.1(b), that the requisite consents of the Holders have been validly obtained in accordance with section 17.1(b) hereof. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.
17.3 Effect of Supplemental Indentures
Upon the execution of any Supplemental Indenture under this Article 17, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, unless otherwise so specified; and every Holder theretofore or thereafter certified and delivered under this Indenture shall be bound by the Supplemental Indenture.
17.4 Reference in Debentures to Supplemental Indentures
Debentures certified and delivered after the execution of any Supplemental Indenture pursuant to this Article 17 may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplemental Indenture. If the Corporation shall so determine, new Debentures so modified as to conform, in the opinion of the Indenture Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Corporation and certified and delivered by the Indenture Trustee in exchange for Outstanding Debentures.
17.5 Prior Approval of Recognized Stock Exchange
Notwithstanding anything to the contrary in this Indenture, no supplement or amendment to the terms of the Debentures or to this Indenture may be made without the prior consent of a Recognized Stock Exchange, if required.
ARTICLE 18
MISCELLANEOUS PROVISIONS
18.1 Acceptance of Trusts
The Corporation and the Indenture Trustee hereby specifically acknowledge and agree that the Indenture Trustee is acting hereunder in its capacity as the Person holding the power of attorney of the Holders for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture. Each Holder, by its acceptance thereof, accepts and confirms the appointment of the Indenture Trustee as the Person holding the power of attorney of such Holder for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture.
18.2 Protection of Trustee
The Indenture Trustee shall not be obligated under any circumstances whatsoever in the fulfilment of any of the circumstances and obligations hereunder, to expend or risk its funds or otherwise incur financial liability.
18.3 Force Majeure
No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.
18.4 Rights of Rescission
(a)	If the prospectus dated May 31, 2011 filed by the Corporation in each of the provinces and territories of Canada to qualify the distribution of the Debentures (the “Prospectus”) contains a misrepresentation (as such term is defined in the Securities Act (Ontario)) and it was a misrepresentation on the date hereof, a purchaser of the Debentures to whom the Prospectus was sent or delivered and who was the original purchaser of the Debentures (collectively, the “Original Purchasers”) shall have a right of action against the Corporation for rescission to receive the subscription price for each Debenture for which such purchaser subscribed exercisable on notice given to the Corporation not more than 180 days subsequent to the date hereof (the “Rescission Period”). The right of action for rescission is only available to an Original Purchaser either while he is a holder of the Debentures purchased or while he is a holder of the Common Shares issued upon conversion of such Debentures during the Rescission Period.

(b)	In no event shall the Corporation be liable under this Section 18.4 if the Original Purchaser purchased the Debentures with knowledge of the misrepresentation.
18.5 Counterparts and Formal Date
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date hereof.
[Execution on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, as of the day and year first above written.

STUDENT TRANSPORTATION INC.
Per:	/s/ Denis J. Gallagher
	Name:	Denis J. Gallagher
	Title:	Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	/s/ Daniel Marz
	Name:	Daniel Marz
	Title:	Authorized Signatory

Per:	/s/ Ann Samuel
	Name:	Ann Samuel
	Title:	Authorized Signatory

SCHEDULE “A”
FORM OF DEBENTURE

No. ●	CUSIP 86388AAC2 ISIN CA 86388AAC23
STUDENT TRANSPORTATION INC.
(A corporation incorporated pursuant to the laws of the Province of Ontario)
6.25% Convertible Subordinated Unsecured Debentures Due June 30, 2018

Date of Issue: June ●, 2011	Maturity Date: June 30, 2018
Registered Holder: ●
[For the purposes of a Global Debenture only:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO STUDENT TRANSPORTATION INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]
Student Transportation Inc. (the “Corporation”), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered holder on June 30, 2018 (the “Maturity Date”), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the principal sum of
[insert amount]
in lawful money of the United States, on presentation and surrender of this Debenture at the principal office of the Indenture Trustee (as defined below) in the manner specified in the Indenture (as defined below), in the City of Toronto, Province of Ontario, and to pay interest on the principal amount hereof at the rate of 6.25% per annum from the Issue Date or from the most recent Interest Payment Date (as defined below) to which interest has been paid or made available for payment on the Debentures then outstanding, whichever is later, in like money in equal semi-annual instalments in arrears on June 30 and December 31 in each year (each such date an “Interest Payment Date”), commencing December 31, 2011 with overdue interest, if any, at the same rate after as well as before maturity and after as well as before default in payment of principal or interest. The December 31, 2011 interest payment will represent accrued interest from the date of issue to but excluding December 31, 2011.
As interest on this Debenture becomes due, the Corporation (subject to early redemption, repurchase or conversion pursuant to the terms of the Indenture (as defined below)) shall forward or cause to be forwarded by courier or ordinary post to the registered address of the registered Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of one of such joint Holders, or in accordance with the procedures established by CDS if this is a Book-Entry Only Debenture, a cheque or electronic funds transfer for such interest, payable to the order of such Holder or Holders. The forwarding of such cheque or electronic funds transfer shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby, unless such cheque, if any, be not paid on presentation.
This Debenture is one of the 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 (the “Debentures”) in the aggregate principal amount of up to $60,000,000.00 in lawful money of the United States created and issued under a Trust Indenture (the “Indenture”) dated as of June 7, 2011 made between the Corporation and Computershare Trust Company of Canada, as trustee (the “Indenture Trustee”). Reference is hereby made to the Indenture for a description of the rights of the Holders of the Debentures, the Corporation and the Indenture Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter shall prevail. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.
The Debentures are issuable as fully registered Debentures in denominations of US$1,000 and integral multiples of US$1,000. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount.
This Debenture and all other Debentures certified and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority and with all other present and future subordinated and unsecured Indebtedness of the Corporation. The payment of the principal and, if an event of default has occurred and is continuing under any Senior Indebtedness, interest on the Debentures is subordinated in the right of payment to the prior payment in full of all Senior Indebtedness. The Indenture does not contain any financial covenants or restrictions on the Corporation’s ability to pay Dividends Paid in the Ordinary Course, Incur Senior Indebtedness or issue or repurchase securities.
Subject to receiving all applicable regulatory approvals, the Corporation has the right, upon not less than 40 days and not more than 60 days prior notice, to elect to satisfy its obligations to repay the principal amount of the outstanding Debentures at Maturity or upon redemption for any reason (except in the event of a Change of Control) by issuing and delivering, for each US$1,000 principal amount of Debentures, that number of Freely Tradeable Common Shares equal to the number obtained by dividing such principal amount of Debentures by 95% of the Current Market Price of the Common Shares on the Maturity Date or the Redemption Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Maturity Date or the Redemption Date, as the case may be), provided, however, that no Event of Default shall have occurred and be continuing. No fractional Common Shares will be delivered to the Debentureholders upon such share redemption, but in lieu thereof, if such a fraction shall become owing, the Corporation will make an equivalent cash payment.
Each US$1,000 principal amount of Debentures is convertible at any time and from time to time prior to the close of business on the Business Day immediately preceding Maturity, or, if called for redemption, the Business Day immediately preceding the Redemption Date or the Payment Date, at the option of the Holder, into that number of Common Shares obtained by dividing US$1,000 by the conversion price of US$9.50 per Common Share, subject to adjustment upon the occurrence of certain events specified in the Indenture. No fractional Common Shares will be delivered to the Debentureholders upon conversion, but in lieu thereof, if such a fraction shall become owing, the Corporation will make an equivalent cash payment. The accrued and unpaid interest on any Debentures so converted shall be paid in cash.
Upon the giving of notice by the Indenture Trustee of the occurrence of an Event of Default in accordance with the Indenture, the Debentures will become immediately due and payable, subject to the provisions for subordination.
Subject to the immediately following paragraph, the Debentures are not redeemable on or prior to June 30, 2014. The Corporation has the right at its option to redeem the Debentures, in whole at any time or in part from time to time, on or after July 1, 2014 and prior to June 30, 2016 and prior to the Maturity Date, on not more than 60 days and not less than 30 days prior notice, at a redemption price equal to the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest thereon, if any, up to but excluding the Redemption Date (the “Redemption Amount”), provided that the Weighted Average Trading Price of the Common Shares on a Recognized Stock Exchange for the 20 Trading Days ending five Trading Days prior to the date on which the Redemption Notice is given (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the date on which the Redemption Notice is given) is at least 125% of the Conversion Price. On or after June 30, 2016 and prior to the Maturity Date, the Corporation shall have the right at its option to redeem the Debentures, in whole at any time or in part from time to time, on not more than 60 days and not less than 30 days prior notice to the Holders, at a redemption price equal to the Redemption Amount.
The Corporation must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Debentures then Outstanding. The Offer to Purchase shall be made at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Payment Date. The Corporation shall be required to accept for purchase and pay for all Debentures properly tendered on the Payment Date.
In the event of a Change of Control in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash, (ii) trust units, limited partnership units or other participating securities of a trust, limited partnership or similar entity; (iii) equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or (iv) other property that is not traded or intended to be traded immediately following such transactions on a stock exchange (a “Cash Change of Control”), then, subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective (the “Effective Date”) and ending 30 days after the Offer to Purchase is delivered, Debentureholders will be entitled to convert their Debentures at a new conversion price (the “Change of Control Conversion Price”) calculated as follows:

CCOCCP = OCP/(1+(CP x (c/t))) where:
CCOCCP is the Cash Change of Control Conversion Price;
OCP = is the Conversion Price in effect on the Effective Date;
CP = 39.4%;
c = the number of days from and including the Effective Date to but excluding the Maturity Date; and
t = the number of days from and including the date hereof to but excluding the Maturity Date.
In the event that the Cash Change of Control Conversion Price calculated in accordance with the formula above is less than any regulatory permitted discount to market price, the Cash Change of Control Conversion Price shall be deemed to be that implied by the maximum permitted discount to market price.
Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Corporation will cause the Indenture Trustee to make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Corporation will pay such Additional Amounts as may be necessary so that the net amount received (including Additional Amounts) by each Holder (other than an Excluded Holder) after such withholding or deduction (including any withholding or deduction required to be made in respect of any Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any payment to an Excluded Holder.
Subject to receiving applicable regulatory approvals, the Corporation shall have the right to elect, from time to time, to have the Indenture Trustee deliver Common Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation in its absolute discretion to satisfy its Interest Obligation on each Interest Payment Date, provided that no Event of Default has occurred and is continuing. Upon such election by the Corporation, the Indenture Trustee shall have the power to (i) accept delivery of Common Shares from the Corporation and process the Common Shares in accordance with the Common Share Interest Payment Election Notice, (ii) consummate sales of such Common Shares, as the Corporation shall direct in its absolute discretion, through the investment banks, brokers or dealers identified by the Corporation in the Common Share Interest Payment Election Notice, (iii) settle trades of Common Shares in the open market on a Recognized Stock Exchange, (iv) invest the proceeds of such sales on the direction of the Corporation in Canadian Government Obligations which mature prior to an applicable Interest Payment Date and/or use such proceeds to satisfy the Interest Obligation in whole or in part in respect of which the Common Share Interest Payment Election was made and (v) perform any other action necessarily incidental thereto. The amount received by a Holder in respect of the Interest Obligation will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Common Share Interest Payment Election.
The Indenture contains provisions for the holding of meetings of Debentureholders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the Holders of the majority in aggregate principal amount of the Debentures Outstanding binding upon all Debentureholders, subject to the provisions of the Indenture.
This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on the register kept at the principal office of the Indenture Trustee and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Corporation with the approval of the Indenture Trustee may designate, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee, and upon compliance with such reasonable requirements as the Indenture Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Indenture Trustee or other registrar.
Neither the Debentures nor the Common Shares issuable upon conversion, redemption or Maturity of the Debentures, (collectively, the “Subject Securities”) have been or will be registered under the U.S. Securities Act of 1933, or any state securities laws of the United States. Subject to certain exceptions, none of the Subject Securities nor any rights thereto or interest therein may be offered for purchase or sale, sold, transferred or otherwise disposed of, directly or indirectly, in the United States, its territories or possessions, or to or for the account or benefit of any “U.S. person” as that term is defined in Regulation S under the U.S. Securities Act of 1933.
This Debenture shall not become obligatory for any purpose until it shall have been certified by the Indenture Trustee for the time being under the Indenture.
This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.
The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Indenture Trustee and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF STUDENT TRANSPORTATION INC. has caused this Debenture to be signed by its Chief Executive Officer and Chief Financial Officer.
DATED as of the ● day of ●, 2011.

STUDENT TRANSPORTATION INC.
Per:
Name:
Title:

Per:
Name:
Title:

TRUSTEE’S CERTIFICATE
This Debenture is one of the 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee
Per:
Name:
	Title:	Authorized Signatory
Date of Certification:

Schedule “A”
[For the purposes of a Global Debenture only:
TO THE GLOBAL DEBENTURE No. ●
6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018
CUSIP: 86388AAC2/ISIN: CA 86388AAC23
Principal Amount: US$●
Authorization:

COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee
Per:
Authorized Signatory

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Maturity Date	Authorization

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                               , whose address and social insurance number, if applicable, are set forth below, this Debenture (or US $                         principal amount hereof*) of STUDENT TRANSPORTATION INC. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Corporation with respect to such Debenture and does hereby irrevocably authorize and direct the Indenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee

(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable:

*	If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be US$1,000 or an integral multiple thereof) to be transferred.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:
Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.
Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.
Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.
Signature of Guarantor:

Authorized Officer	Signature of transferring registered Holder

Name of Institution

SCHEDULE “B”
FORM OF REDEMPTION NOTICE
STUDENT TRANSPORTATION INC.
6.25% CONVERTIBLE SUBORDINATED UNSECURED DEBENTURES
DUE JUNE 30, 2018
REDEMPTION NOTICE
To:	Holders of 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 (the “Debentures”) of Student Transportation Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to section 3.4 of the Indenture dated as of June 7, 2011 (the “Indenture”) made between the Corporation and Computershare Trust Company of Canada, as trustee (the “Indenture Trustee”), that US$● principal amount of Debentures outstanding will be redeemed as of ● (the “Redemption Date”), upon payment of a redemption amount of US$● for each US$1,000 principal amount of Debentures, being equal to the aggregate of (i) US$1,000 and (ii) all accrued and unpaid interest thereon to but excluding the Redemption Date (collectively, the “Redemption Amount”).
The Redemption Amount will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:
Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
M5J 2Y1
Attention: Manager, Corporate Trust
The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Amount shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Amount pursuant to the Indenture.
Debentureholders are reminded that they have the right to convert their Debentures pursuant to Article 4 of the Indenture prior to the close of business on the Business Day immediately preceding the Redemption Date by duly completing the Conversion Notice and delivering same at the place of business of Computershare Trust Company of Canada indicate above.
[If payment of the Redemption Price is made in Common Shares:
Pursuant to section 3.7 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to Debentureholders the principal amount of the Debentures by issuing and delivering to the Holders that number of Freely Tradeable Common Shares obtained by dividing (i) the principal amount of the Debentures by (ii) 95% of the Current Market Price of the Common Shares on the Redemption Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the

Redemption Date). The Current Market Price of the Common Shares as of the Redemption Date will be the Weighted Average Trading Price of such Common Shares on a Recognized Stock Exchange for the 20 consecutive Trading Days ending five Trading Days prior to the Redemption Date.
No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, if such a fraction shall become owing, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Redemption Date).
In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make the delivery to the Indenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the Holders, of certificates representing the Common Shares to which Holders are entitled together with, the cash equivalent in lieu of fractional Common Shares, if such a fraction shall become owing.]
DATED:

STUDENT TRANSPORTATION INC.
Per:
Name:
Title:

SCHEDULE “C-1”
FORM OF CONVERSION NOTICE

TO:	Student Transportation Inc. 3349 Highway 138
Building B, Suite D
Wall NJ 07719
USA

Attention: Chief Executive Officer

Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
M5J 2Y1

Attention: Manager, Corporate Trust
Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to section 4.1 of the Indenture dated as of June 7, 2011 (the “Indenture”) made between the Corporation and Computershare Trust Company of Canada, as trustee (the “Indenture Trustee”) that the undersigned registered holder of 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 bearing Certificate No. ● irrevocably elects to convert such Debentures, together with the accrued and unpaid interest thereof, to Common Shares on the date of conversion specified below, in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and directs that the Common Shares of the Corporation issuable and deliverable upon such conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:

(Signature of Registered Holder)

Date of conversion:                      (which date shall not be earlier than the date of delivery or receipt by the Corporation and the Indenture Trustee of this Conversion Notice and shall not be later than the close of business on the Business Day immediately preceding the Maturity Date, or the Redemption Date, as the case may be).

*	If less than the full principal amount of the Debenture, indicate in the space provided below the principal amount (which must be US$1,000 or integral multiples thereof) to be converted.
Principal amount to be converted US$           (must be US$1,000 or integral multiplies thereof)
(Print name in which Common Shares are to be issued, delivered and registered)
Name:

(Address, City, Province and Postal Code)
Name of guarantor:

Authorized signature:

Note: If Common Shares are to be issued in the name of a Person other than the Holder, the signature must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust Corporation or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program.

SCHEDULE “C-2”
FORM OF MATURITY NOTICE
STUDENT TRANSPORTATION INC.
6.25% CONVERTIBLE SUBORDINATED UNSECURED DEBENTURES
DUE JUNE 30, 2018
MATURITY NOTICE
To:	Holders of 6.25% Convertible Subordinated Unsecured Debentures due June 30, 2018 (the “Debentures”) of Student Transportation Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
Notice is hereby given pursuant to section 5.2 of the Indenture dated as of June 7, 2011 (the “Indenture”) made between the Corporation and Computershare Trust Company of Canada, as trustee (the “Indenture Trustee”), that the Debentures will become due and payable as of June 30, 2018 (the “Maturity Date”) and that each US$1,000 principal amount of Debentures remains convertible, at the option of the holder thereof, into Common Shares at the Conversion Price then in effect.
Pursuant to section 5.2 of the Indenture, the Corporation hereby advises the Debentureholders that it will deliver to Debentureholders who have not elected to convert their Debentures into Common Shares prior to the Maturity Date that number of Freely Tradeable Common Shares equal to the number obtained by dividing the principal amount of such Debentures by 95% of the Current Market Price of the Common Shares on the Maturity Date (where applicable, converted into US Dollars using the noon rate of exchange posted by the Bank of Canada on the Business Day immediately preceding the Maturity Date). The Current Market Price as at the Maturity Date shall be the Weighted Average Trading Price of the Common Shares on a Recognized Stock Exchange for the 20 consecutive Trading Days ending five Trading Days prior to such date. In the event that the Corporation elects to issue and deliver Common Shares as aforesaid, upon presentation and surrender of the Debentures, the Corporation shall pay or cause to be paid in cash to the Holder all accrued and unpaid interest to the Maturity Date, together with the cash equivalent representing fractional Common Shares, and shall, on the Maturity Date, send to the Indenture Trustee certificates representing the Common Shares to which the Holder is entitled.
DATED:

STUDENT TRANSPORTATION INC.
Per:
Authorized Signatory